EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

by and among

PHOTOMEDEX, INC.

a Delaware corporation

and

GOLD ACQUISITION CORP.

a Washington corporation

and

PROCYTE CORPORATION

a Washington corporation

December 1, 2004

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of December 1, 2004, by and among PhotoMedex, Inc., a Delaware corporation ("Buyer"), Gold Acquisition Corp., a Washington corporation ("Merger Sub"), and a direct wholly-owned subsidiary of Buyer, and ProCyte Corporation, a Washington corporation ("Company").

Premises

WHEREAS, the respective Boards of Directors of Buyer, Company and Merger Sub each have determined that it is in the best interests of their respective companies and the stockholders of their respective companies that Company and Merger Sub combine into a single company through the merger of Merger Sub with and into Company (the "Merger"), on the terms and conditions set forth herein;

WHEREAS, the Boards of Directors of Buyer, Company and Merger Sub have approved and adopted this Agreement, the Merger and the other transactions contemplated hereby (including the Stockholder Agreements, as defined below), and each has agreed to recommend approval of the transactions contemplated hereby by their respective stockholders, to the extent required by applicable law;

WHEREAS, concurrently herewith and as an inducement for Buyer to enter into this Agreement, Company and certain stockholders of Company (the "Company Principal Stockholders") have agreed to enter into agreements (the "Stockholder Agreements") pursuant to which such Company Principal Stockholders have agreed, among other things, to vote all of the shares of Company Common Stock beneficially owned by them in favor of approval and adoption of this Agreement and the Merger; and

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE MERGER; CERTAIN RELATED MATTERS

 1.1

The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Washington Business Corporation Law (the "WBCA"), at the Effective Time (as defined in

Section 1.3), Merger Sub shall be merged with and into Company and the separate corporate existence of Merger Sub shall thereupon cease.  Company shall be the surviving corporation (in such capacity, the "Surviving Corporation") in the Merger and shall continue its corporate existence under the laws of the State of Washington.  As a result of the Merger, Company shall become a wholly-owned subsidiary of Buyer.

 1.2

Closing.  Upon the terms and subject to the conditions set forth in Article VI and the termination rights set forth in Article VIII, the closing of the Merger (the "Closing") will take place on the first Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)) set forth in Article VI, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date").  The Closing shall be held at the offices of Buyer's counsel, unless another place is agreed to in writing by the parties hereto.

 1.3

Effective Time..  As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI, at the Closing, the parties shall cause the Merger to be consummated by filing articles of merger relating to the Merger (the "Articles of Merger") with the Secretary of State of the State of Washington in such form as is required by, and executed and acknowledged in accordance with the relevant provisions of, the WBCA and make all other filings or recordings required under the WBCA.  The Merger shall become effective at: (a) the date and time the Articles of Merger relating to the Merger is duly filed with the Secretary of State of the State of Washington, or (b) such subsequent time as Buyer and Company shall agree and as shall be specified in the Articles of Merger (such time as the Merger becomes effective being the "Effective Time").

 1.4

Effect of the Merger.  At and after the Effective Time, the Merger will have the effects set forth in the applicable provisions of Section 23B.11.060 of the WBCA.

 1.5

Charter and Bylaws.

(a)

At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended in their entirety to read as the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law, except that Article I thereof shall be amended to read as follows: "The name of the Corporation is ProCyte Corporation."  The articles of incorporation of the Surviving Corporation shall not be inconsistent with Section 5.14 of this Agreement.

(b)

At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and by applicable law.  The bylaws of the Surviving Corporation shall not be inconsistent with Section 5.14 of this Agreement.

 1.6

Officers and Directors.  The officers and directors of Surviving Corporation immediately prior to the Effective Time shall be initial directors and officers, respectively, of the Surviving Corporation, in each case, to hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

 1.7

Effect on Company Capital Stock.  By virtue of the Merger and without any action on the part of Buyer, Merger Sub, Company or the holders of any of the following securities:

(a)

At the Effective Time, subject to Section 2.5, each share of the Company's Common Stock, par value $0.01 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.7(c) and any Dissenting Shares) shall be canceled and extinguished and be converted automatically into the right to receive 0.6622 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Buyer's Common Stock, par value $0.01 per share ("Buyer Common Stock").  The shares of Buyer Common Stock into which shares of Company Common Stock are converted pursuant to this Section 1.7(a) and any cash payable in lieu of fractional shares pursuant to Section 2.5 are referred to herein collectively as the "Merger Consideration."

(b)

At the Effective Time, all shares of Company Common Stock to be converted into Buyer Common Stock pursuant to Section 1.7(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to exist, and each holder of a certificate, which immediately prior to the Effective Time represented any such shares of Company Capital Stock (such certificate or other evidence of ownership, a "Certificate") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration with respect thereto to be issued in consideration therefor and any dividends or other distributions to which holders of Company Common Stock become entitled upon the surrender of such Certificate.

(c)

At the Effective Time, any shares of Company Common Stock that are owned immediately prior to the Effective Time by Company as treasury stock or by Buyer or Merger Sub shall be canceled and extinguished without any conversion thereof.

(d)

At the Effective Time, except for the Assumed Company Options, all of the following shall be canceled and extinguished without any conversion thereof: (i) outstanding securities convertible into or exchangeable for any capital stock of Company or any of its Subsidiaries; (ii) outstanding options, warrants, calls or other rights, including rights to demand registration or to sell in connection with any registration by Company or any of its Subsidiaries under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") to purchase or subscribe to Company Common Stock or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of Company or capital stock of any of its Subsidiaries; and (iii) any contract, commitment, agreement, arrangement, plan or understanding (each, a "Contract") of Company or any of its Subsidiaries relating to the issuance, sale or transfer of any equity or other security of Company or any of its Subsidiaries, other than the Transaction Documents.

(e)

At the Effective Time, each Company Stock Option Plan shall be assumed by Buyer, and each Assumed Company Option then outstanding under any Company Stock Option Plan, whether or not then exercisable, shall be converted into an option to purchase Buyer Common Stock in accordance with this Section 1.7(e).  Each Assumed Company Option so converted shall continue to have, and be subject to, the same terms and conditions (including vesting schedule) as set forth in the applicable Company Stock Option Plan and any agreements thereunder immediately prior to the Effective Time, except that, as of the Effective Time, (i) each Assumed Company Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of Buyer Common Stock equal to the product of the number of shares that were issuable upon exercise of such Assumed Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Buyer Common Stock, (ii) the per share exercise price for the shares of Buyer Common Stock issuable upon exercise of such Assumed Company Option so converted shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Assumed Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, and (iii) the vesting schedule of each Assumed Company Option shall give effect to (A) all acceleration provisions contained in the applicable Company Stock Option Plan, and (B) the vesting credit requirements set out in Section 5.9(a) hereof.  Notwithstanding the foregoing, the conversion of any Assumed Company Options which are subject to Section 422 or Section 423 of the Code, into options to purchase Buyer Common Stock shall be made so as not to constitute a "modification" of such Assumed Company Options within the meaning of Section 424 of the Code.  In addition to the foregoing, the number and kind of shares available for issuance under each Company Stock Option Plan shall be converted into shares of Buyer Common Stock in accordance with the provisions of the applicable Company Stock Option Plan.  Buyer shall (i) reserve for issuance the number of shares of Buyer Common Stock that will become issuable upon exercise of the Assumed Company Options pursuant to this Section 1.7(e); (ii) promptly after the Effective Time issue, to each holder of an Assumed Company Option, a document evidencing the assumption of the Assumed Company Options and (iii) as soon as reasonably practicable after the Effective Time, but in no event later than fifteen (15) Business Days, cause to be filed a registration statement or registration statements or amend an existing registration statement or registration statements on appropriate forms under the Securities Act relating to the Company Stock Option Plans then in effect and covering the shares of Buyer Common Stock issuable upon exercise of the Assumed Company Options.  Buyer shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as any Assumed Company Options remain outstanding.  All Company Options which are not Assumed Company Options (the "Canceled Company Options") shall terminate upon the Effective Time.

(f)

At the Effective Time, each share of common stock, par value $0.01 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the party of the holder thereof, be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation.  Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(g)

If, between the date of this Agreement and the Effective Time, the outstanding shares of Buyer Common Stock or the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the applicable Exchange Ratio shall be appropriately adjusted to provide to the holders of Buyer Common Stock and Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

 1.8

Company Appraisal Rights.

(a)

Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock as to which the holder thereof shall have properly complied with the provisions of Chapter 23B.13 of the WBCA as to dissenters' rights (each, a "Dissenting Share"), if any, such holder shall be entitled to payment, solely from the Surviving Corporation, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Chapter 23B.13 of the WBCA; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the WBCA, affirmatively withdraws such holder's demand for appraisal of such Dissenting Shares, (ii) if any holder of Dissenting Shares fails to establish such holder's entitlement to dissenters' rights as provided in the WBCA or (iii) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for such holder's shares under the WBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive the Merger Consideration payable in respect of such shares of Company Common Stock.

(b)

Company shall give Buyer: (i) prompt notice of any demands for appraisal filed pursuant to Section 23B.13.210 of the WBCA received by Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the WBCA and received by Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the WBCA consistent with the obligations of Company thereunder.  Company shall not, except with the prior written consent of Buyer, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand, or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the WBCA.

ARTICLE II

EXCHANGE OF CERTIFICATES

 2.1

Exchange Fund.  StockTrans, Inc. shall act as exchange agent (the "Exchange Agent") hereunder for the purpose of exchanging Certificates for the applicable Merger Consideration.  At or prior to the Effective Time, Buyer shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the shares of the Buyer Common Stock issuable pursuant to Section 1.7 in exchange for outstanding shares of Company Common Stock.  Buyer agrees to deliver to the Exchange Agent cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5, as and when determined pursuant thereto and, from time to time, as needed, any dividends and other distributions pursuant to Section 2.3.  Any cash and certificates representing Buyer Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

 2.2

Exchange Procedures.  Promptly after the Effective Time, Buyer shall cause the Exchange Agent to mail to each holder of a Certificate: (a) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Buyer may reasonably specify (such letter to be reasonably acceptable to Company prior to the Effective Time), and (b) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration, together with any dividends and other distributions with respect thereto.  Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor: (i) one or more shares of Buyer Common Stock (which shall be in physical, certificated form) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.7 (after taking into account all shares of Company Common Stock then held by such holder), and (ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of Buyer Common Stock pursuant to Section 2.5 and dividends and other distributions pursuant to Section 2.3.  No interest will be paid or will accrue on any cash payable pursuant to Sections 2.3 or 2.5.  In the event of a transfer of ownership of Company Common Stock, which is not registered in the transfer records of Company, one or more shares of Buyer Common Stock evidencing, in the aggregate, the proper number of shares of Buyer Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Buyer Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

 2.3

Distributions with Respect to Unexchanged Shares.  No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Buyer Common Stock shall be paid to any such holder pursuant to Section 2.5, until such holder shall surrender such Certificate in accordance with Section 2.2.  Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder thereof without interest: (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Buyer Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Buyer Common Stock.

 2.4

No Further Ownership Rights in Company Common Stock.  All shares of Buyer Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

 2.5

No Fractional Shares of Buyer Common Stock.  No certificates or scrip or shares of Buyer Common Stock representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a stockholder of Buyer or a holder of shares of Buyer Common Stock.  In lieu of any fractional share of Buyer Common Stock otherwise to be issued to any holder of Company Common Stock hereunder, each holder of shares of Company Common Stock, who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent and without interest) equal to the product of: (a) such fraction multiplied by (b) the average closing price of a share of Buyer Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days ending on the last full trading day immediately prior to the Effective Time.  As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Buyer, and Buyer shall deposit such amount with the Exchange Agent pursuant to Section 2.1 and shall cause the Exchange Agent to forward payments to such holders of fractional interests, subject to and in accordance with the terms hereof.

 2.6

Termination of Exchange Fund.  Any portion of the Exchange Fund, which remains undistributed to the holders of Certificates for one year after the Effective Time shall, at Buyer's request, be delivered to Buyer or otherwise on the instruction of Buyer, and any holders of the Certificates who have not theretofore complied with this Article II shall, after such delivery, look only to Buyer (subject to abandoned property, escheat and similar laws) for the

Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 1.7 and 2.2, and, only as general creditors thereof, any cash in lieu of fractional shares of Buyer Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions (with a record date after the Effective Time) with respect to shares of Buyer Common Stock to which such holders are entitled pursuant to Section 2.3.

 2.7

No Liability.  None of Buyer, Company or Merger Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

 2.8

Investment of the Exchange Fund.  The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer, on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable to holders of Company Common Stock pursuant to Article II and the other provisions of this Article II.  Any interest and other income resulting from such investments shall promptly be paid to Buyer.

 2.9

Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such Person of a bond in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof, pursuant to this Agreement.

 2.10

Withholding Rights.  Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Buyer.

 2.11

Further Assurances.  At and after the Effective Time, the officers and directors of Buyer shall be authorized to execute and deliver, in the name and on behalf of Buyer, Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Buyer, Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Buyer, Company and Merger Sub, any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Buyer, Company and Merger Sub, as a result of, or in connection with, the Merger.

 2.12

Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company.  From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law.  On or after the Effective Time, any Certificates presented to the Exchange Agent or Buyer for any reason shall be converted into the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificates, any cash in lieu of fractional shares of Buyer Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3, without any interest thereon.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF COMPANY

Except as set forth in that section of the document of even date herewith delivered by Company to Buyer prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate or as disclosed in another section of the Company Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Company represents and warrants to Buyer, as follows:

 3.1

Organization; Standing and Power.  Company and each of its Subsidiaries is: (a) a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or organization and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business in all material respects as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, and (b) duly authorized, qualified, franchised and licensed in each jurisdiction in which the nature or location of its business or the ownership or leasing of its properties and assets or the character and location of the assets owned or leased by it makes such authorization, qualification, franchising and licensing necessary, except where the failure to be so authorized, qualified, franchised or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.  True, correct and complete copies of the articles of incorporation and bylaws or other comparable organizational documents of Company and each of its Subsidiaries, as in effect as of the date of this Agreement, have been delivered by the Company to the Buyer.

 3.2

Capitalization.

(a)

As of the date of this Agreement, the authorized capitalization of Company consists of 30,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.01, 300,000 shares of such preferred stock having been designated as "Series A Participating Cumulative Preferred Stock" ("Company Preferred Stock"), of which 15,816,762 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding.  All issued and outstanding shares of Company Common Stock were duly authorized, validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of the preemptive or other rights of any Person or the provisions of any applicable law, rule or regulation.  As of the date of this Agreement, there were 2,460,000 shares of Company Common Stock issuable upon exercise of Company Options outstanding as of such date, 2,063,000 shares of which were issuable pursuant to Assumed Company Options, a list of which is set forth on Section 3.2(a) of the Company Disclosure Schedule, and 397,000 shares of were issuable pursuant to Canceled Company Options.

(b)

Except as set forth in Section 3.2(a), as of the date of this Agreement, (i) there are no: (A) outstanding securities convertible into or exchangeable for any capital stock of Company or any of its Subsidiaries; (B) outstanding options, warrants, calls or other rights, to purchase or subscribe to capital stock of the Company or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of Company or any of its Subsidiaries; or (C) Contracts of Company or its Subsidiaries relating to the issuance, sale or transfer of any equity or other security of Company or any of its Subsidiaries, other than the Transaction Documents, and (ii) neither Company nor any of its Subsidiaries is a party to any voting trust agreement or other Contract restricting or otherwise relating to voting or dividend rights with respect to the Company Common Stock or the capital stock of any of its Subsidiaries.

 3.3

Subsidiaries.  Section 3.3 of the Company Disclosure Schedule sets forth a list of each Subsidiary of Company.  All of the outstanding shares of capital stock of each Subsidiary of Company were duly authorized and validly issued, and are fully paid and nonassessable, and are owned, beneficially and of record, directly or indirectly, by Company, free and clear of all Encumbrances.

 3.4

Information Supplied.  None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed by the Buyer with the Securities and Exchange Commission (the "Commission") in connection with the registration of the Buyer Common Stock issuable upon conversion of the Company Common Stock in the Merger, and any amendments thereto (the "Form S-4"), the proxy statement filed by the Company with the Commission in connection with the meeting of the Company's stockholders with respect to the Merger (the "Company Stockholders Meeting") or the proxy statement filed by the Buyer with the Commission in connection with the meeting of the Buyer's stockholders with respect to the Merger (the "Buyer Stockholders Meeting"), if any, and, in each case, any amendments or supplements thereto, either or both of which shall be the same as a proxy statement/prospectus contained in the Form S-4 (each such proxy statement/prospectus and any amendments or supplements thereto, collectively referred to herein as the "Joint Proxy Statement/Prospectus"), will, (a) in the case of the Form S-4, at the time the Form S-4 becomes effective under the Securities Act or at the Effective Time, or (b) in the case of the Joint Proxy Statement/Prospectus, (i) at the time of the mailing of the Joint Proxy

Statement/Prospectus and any amendments or supplements thereto, (ii) at the time of each of the Buyer Stockholders Meeting, if any, and the Company Stockholders Meeting, or (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Notwithstanding the foregoing provisions of this Section 3.4, the Company makes no representation or warranty with respect to the statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, based on information supplied by Buyer for inclusion or incorporation by reference therein.

 3.5

Authority; No Default; Binding Obligation.  Company has the full power, authority and legal right and has duly taken all actions required by law, Company's certificate of incorporation, bylaws or otherwise to execute, deliver and perform each of the Transaction Documents and consummate the transactions herein contemplated, other than the approval of this Agreement and the Merger by the Company's stockholders in accordance with the WBCA.  Such execution, delivery and performance does not and will not (and in the case of the matters described in Sections 3.5(a)-(c) below, subject to the rights of any Dissenting Shares set forth in Section 1.8, assuming the receipt of all required consents, approvals and authorizations and except for such violations, conflicts, breaches or defaults that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company or the Surviving Corporation: (a) conflict with, or result in a violation of, or give any Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any law, rule, regulation, judgment, order, injunction, decree or ruling of any court, tribunal, arbitrator or Governmental Authority, domestic or foreign, to which Company or any of its Subsidiaries, or any of their respective properties or assets, may be subject; (b) conflict with, or result in a violation of any of the terms or requirements of, or give any Person the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or other authorization that is held by Company or any of its Subsidiaries, or that otherwise relates to the business of, or any of the properties or assets owned or used by, Company or any of its Subsidiaries; (c) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Company or any of its Subsidiaries is a party; or (d) violate any provision of: (i) the articles of incorporation or bylaws or other comparable organizational document of Company or any of its Subsidiaries (assuming Company stockholder approval is obtained), or (ii) any resolution adopted by the Board of Directors or the stockholders of Company or any of its Subsidiaries.  Assuming the due authorization, execution and delivery thereof by each other party thereto, each of the Transaction Documents to which the Company is a party is, and upon execution and delivery by Company to Buyer will be, the legal, valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 3.6

Consents.  No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any Person is required to be made or obtained by Company in connection with the execution and delivery or the consummation of the Transaction Documents and the transactions contemplated hereby or thereby, except for those required or in relation to: (a) the Securities Act, (b) state securities or "blue sky" laws; (c) the Exchange Act; (d) the rules and regulations of Nasdaq; (e) the WBCA with respect to the filing of the Articles of Merger; (f) the filing with the Commission of the Joint Proxy Statement/Prospectus and the Form S-4; (g) the approval and adoption of this Agreement and the Merger by the stockholders of Company in accordance with the WBCA, and its articles of incorporation and bylaws; and (h) such consents, orders, approvals, authorizations, declarations, filings and registrations, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

 3.7

Reports and Financial Statements.

(a)

Company has filed all registration statements, proxy statements, information statements, prospectuses, reports, schedules, forms and other documents required to be filed by it with the Commission, since January 1, 2001, under the Securities Act or the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents, other than exhibits to such documents, incorporated by reference therein, being referred to herein as the "Company SEC Documents").  No Subsidiary of Company is required to file any registration statement, proxy statement, information statement, prospectus, report, schedule, form or other document with the Commission.  All of the Company SEC Documents, as of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) complied in all material respects as to form with the applicable requirements of the Securities Act or Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes thereto) of the Company and its Subsidiaries included in the Company SEC Documents (collectively, the "Company Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, fairly presented the consolidated financial position and the consolidated results of operations and the changes in stockholders' equity and cash flows for Company and its Subsidiaries as of their respective dates and for the respective periods covered thereby and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, (except as otherwise noted therein, or, in the case of unaudited interim financial statements, as may be permitted by the Commission).

(c)

Company is in compliance with, and has complied, in all material respects with: (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the "Sarbanes-Oxley Act") or the Exchange Act, and (B) the applicable listing rules and regulations of the Over the Counter Bulletin Board.  Except as disclosed in the Company SEC Documents, there are no outstanding loans made by Company to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of Company.  Since the enactment of the Sarbanes-Oxley Act, Company has not made any loans to any such executive officer or director of Company.  Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), such disclosure controls and procedures are designed to ensure that information relating to Company, required to be disclosed by Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms.  Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Company's auditors and the audit committee of the board of directors of Company (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Company's ability to record, process, summarize and report financial data and have identified for Company auditors any material weaknesses in internal controls, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls.  Since January 1, 2001, neither Company, nor to Company's knowledge, any director, officer, employee, auditor, accountant or representative of Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that Company has engaged in questionable accounting or auditing practices.  No attorney representing Company, whether or not employed by Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company or any of its officer, directors, employees or agents to the board of directors of Company or any committee thereof or to any director or officer of Company.  For purposes of this paragraph, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Exchange Act.

 3.8

No Undisclosed Liabilities.  Except as set forth in the Company Financial Statements and the Company SEC Documents, neither Company nor any of its Subsidiaries had, at September 30, 2004, or has incurred since that date through the date of this Agreement, any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except liabilities, obligations or contingencies which: (a) are accrued or reserved against in the Company Financial Statements or that would not be required to be disclosed on a consolidated balance sheet of Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, (b) were incurred after such date in the ordinary course of business of Company and its Subsidiaries and consistent with past practice and which, in any event, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, or (c) were incurred after such date in connection with this Agreement and the transactions contemplated hereby.

 3.9

Absence of Certain Changes.  Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since September 30, 2004, each of Company and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, other than in the ordinary course of business and consistent with past practice, there has not occurred:

(a)

any change, event or condition that has resulted in, or might be reasonably expected to result in, a Material Adverse Effect to Company; or

(b)

any change in any accounting methods or practices by Company or any reevaluation by Company of the Company Assets.

 3.10

Tax Returns.  Company and its Subsidiaries have: (a) filed or have caused to be filed, on a timely basis, any return, report or similar statement required to be filed with respect to any Tax, including any attached schedules, including without limitation, any informational return, claim for refund, amended return or declaration of estimated Tax (each, a "Tax Return") required to have been filed (or extensions have been duly obtained) by Company or its Subsidiaries and which were due prior to the date of this Agreement, except with respect to Tax Returns, the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company; (b) paid within the time and in the manner prescribed by law all Taxes, due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes, the failure to so pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company; and (c) established adequate reserves for the payment of all unpaid Taxes as of the date of the Company Financial Statements.  The Tax Returns are true, complete and accurate, in all material respects.  No tax assessment or deficiency has been made against any of Company or its Subsidiaries nor has any written notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, except for any such assessment or deficiency that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.  The Tax Returns are not presently, nor have they since January 1, 2001 been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local, foreign or other Governmental Authority.  Each of Company and its Subsidiaries has not received any written notice that any of the Tax Returns is now being or will be examined or audited by any Governmental Authority, and no consents extending any applicable statute of limitations have been filed that are currently in effect.

 3.11

Transactions with Affiliates.  Except as set forth in the Company SEC Documents, (a) neither Company nor any of its Subsidiaries is a party to any Contract that is in violation of Section 13(k) of the Exchange Act or that, but for the last sentence of Section 13(k)(1) of such act, would be in violation thereof, and (b) no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the Commission.

 3.12

Contracts and Commitments.

(a)

Except as filed as an exhibit to a Company SEC Document, neither Company or any of its Subsidiaries is a party to or bound by any of the following Contracts, which, individually or in the aggregate, are material to the business, operations or prospects of Company and its Subsidiaries ("Material Company Contracts"):

(i)

leases, licenses, permits, franchises, insurance policies, Governmental Approvals and other Contracts concerning or relating to real property;

(ii)

employment, consulting, agency, collective bargaining or other similar Contracts relating to or for the benefit of current, future or former employees, officers, directors, sales representatives distributors, dealers, agents, independent contractors or consultants, other than any Contract (i) which does not vary in material respects from the standard form of such Contract provided to Buyer, or (ii) which does not involve annual payment by or to Company in excess of $25,000;

(iii)

loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees and other Contracts relating to the borrowing of money or obtaining of or extension of credit, other than standard form invoices relating to accounts payable of Company incurred in ordinary course of business;

(iv)

brokerage or finders' Contracts;

(v)

joint venture, partnership and similar Contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing Contracts);

(vi)

stock purchase agreements, asset purchase agreements and other acquisition or divestiture Contracts, including but not limited to any Contracts relating to the acquisition, sale, lease or disposal of any assets (other than in the ordinary course of business and consistent with past practices) or involving continuing indemnity or other continuing obligations;

(vii)

sales agency, manufacturer's representative, marketing or distributorship Contracts involving performance of services having a value in excess of $25,000 annually;

(viii)

Contracts with respect to the representation of Company or its Subsidiaries or their respective business in foreign countries, which Contracts involve annual payments to or by Company in excess of $25,000; and

(ix)

master lease Contracts providing for the leasing of both: (A) personal property primarily used in, or held for use primarily in connection with, the business of Company or its Subsidiaries and (B) other personal property.

(b)

Company has delivered to Buyer true, complete and correct copies of all written Material Company Contracts listed in Section 3.12(a) of the Company Disclosure Schedule, together with all amendments thereto, and accurate descriptions of all material terms of all oral Material Company Contracts, set forth in Section 3.12(a) of the Company Disclosure Schedule.

 3.13

Compliance with Contracts; Delivery of Certain Contracts.  Neither Company nor any of its Subsidiaries is in default under any Material Company Contract, including, without limitation, those Material Company Contracts described in Section 3.12(a) of the Company Disclosure Schedule, and no act or omission by Company or its Subsidiaries has occurred which, with notice or lapse of time or both, would constitute a default under any term or provision of any such Material Company Contract, except in each case for those defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.  Each of the Material Company Contracts is valid and binding on Company or its Subsidiaries and, to Company's knowledge, on each other party thereto, and is in full force and effect.  To the knowledge of Company, (a) no other party to a Material Company Contract with any of Company or its Subsidiaries is in default under any such Material Company Contract, and (b) no act or omission has occurred by any party, which, with notice or lapse of time or both, would constitute a default under any term or provision thereof.

 3.14

Insurance.  The Company has delivered to Buyer a true, correct and complete copy of all existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, each of Company and its Subsidiaries.  All such policies are in full force and effect, all premiums due with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by any of Company or its Subsidiaries with respect to any such policy.

 3.15

Labor and Other Employment Matters.

(a)

None of the employees of Company or any of its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees; and to the knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any of its Subsidiaries, nor has there ever been union representation involving employees of the Company or any of its Subsidiaries.

(b)

The Company has made available to Buyer a description of all material written employment policies under which the Company and each of its Subsidiaries is operating,  and has provided to Buyer true and complete copies of  (i) all severance and employment agreements with directors, officers or employees of or consultants to the Company or  each of its Subsidiaries, (ii) all severance programs and policies of each of the Company and each of its Subsidiaries with or relating to its employees, and (iii) all plans, programs, agreements and other arrangements of each of the Company and each of its Subsidiaries with or relating to its directors, officers, employees or consultants which contain change in control provisions.  Neither the execution and delivery of this Agreement or other related agreements, nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director or any employee of the Company or each of its Subsidiaries from the Company or any of its Subsidiaries under any Company Employee Plan or otherwise, (ii) significantly increase any benefits otherwise payable under any Company Employee Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits.

(c)

Except where the failure to so be in compliance or the liabilities, claims and controversies referenced, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (ii) the Company and each of its Subsidiaries is in compliance with all applicable laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, and wage and hours, (iii) the Company and each of its Subsidiaries has withheld all amounts required by applicable law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, (iv) neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice), (v) there are no pending claims against the Company or any of its Subsidiaries under any workers' compensation plan or policy or for long term disability and (vi) there are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective current or former employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.  To the Company's knowledge, as of the date of this Agreement, no employees of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment Contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.  As of the date hereof, no employee of the Company or any of its Subsidiaries, at the officer level or above, has given notice to the Company or any of its Subsidiaries that any such employee intends to terminate his or her employment with the Company or any of its Subsidiaries.

 3.16

Legal Proceedings.  Except as set forth in the Company SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to result in obligations or liabilities of the Company or any of its Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect on the Company.  Neither the Company nor any of its Subsidiaries or any of their respective officers or directors (in their capacities as such) is subject to any outstanding judgment, order, writ, injunction or decree which, (a) has or may have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of the business by the Company or any of its Subsidiaries, or Company's ability to perform its obligations under this Agreement, or (b), insofar as can be reasonably foreseen, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

 3.17

Compliance with Law.  The operations of each of Company and its Subsidiaries have been conducted, and all products of Company or its Subsidiaries manufactured, sold or delivered by or on behalf of any of Company or its Subsidiaries (the "Company Products") have been registered and have obtained approval, in all material respects, in accordance with all material applicable laws, regulations and other requirements of all Governmental Authorities having jurisdiction over any of Company and its Subsidiaries and over regulation and approval of the Company Products, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, food, drug, cosmetic and medical device regulatory system, labor and employment, employee benefits, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except for those the failure with which to comply or the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Company.  Each of the Company Product registrations, approvals and pending applications is valid, complete, current and in good standing, as the case may be, and has been issued or received, as the case may be, based upon complete, accurate and truthful underlying information.  Neither Company nor any of its Subsidiaries has received any notification since January 1, 2001 of any asserted present or past failure by any of Company or its Subsidiaries to comply in any material respect with such laws, regulations, ordinances or requirements.  Each of Company and its Subsidiaries has all material permits, authorizations and consents necessary for the operation of its respective business, except for those which the failure to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

 3.18

Environmental Compliance.

(a)

Each of Company and its Subsidiaries is in material compliance with all Hazardous Materials Laws and has obtained and is in material compliance with, all material permits, licenses or other authorizations required under any Hazardous Materials Laws.

(b)

Neither Company nor any of its Subsidiaries is aware of any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans, which could reasonably be expected to interfere with, or prevent continued compliance by any of Company or its Subsidiaries with, any Hazardous Materials Law, or which could reasonably be expected to give rise to Environmental Loss to any of Company or its Subsidiaries based on or related to any Hazardous Materials Law.

(c)

To the knowledge of the Company, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the Company or its Subsidiaries or any real property currently or previously owned, operated or leased by the Company, which could reasonably be expected to create any Environmental Loss that could reasonably be expected to have a Material Adverse Effect on Company.

(d)

To the knowledge of the Company, neither the Company nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Substances at any site, location or facility in a manner that could reasonably be expected to create any Environmental Loss that could reasonably be expected to have a Material Adverse Effect on the Company.

(e)

Neither Company nor any of its Subsidiaries has discovered, and to the knowledge of Company, no other Person has discovered, any occurrence or condition on the Premises of any of Company or its Subsidiaries or on any real property in the vicinity of the Premises of any of Company or its Subsidiaries, which could reasonably be expected to cause such Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law.

(f)

Neither Company nor any of its Subsidiaries uses or maintains any underground or above ground storage tanks on the Premises of any of Company or its Subsidiaries and, to the knowledge of Company, no underground or above ground storage tanks are now, or ever have been, located on the Premises.

(g)

Neither Company nor any of its Subsidiaries has received notice of any Encumbrance in favor of any Governmental Authority for: (i) any liability under any Hazardous Materials Law; or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Substances into the environment, nor, to the knowledge of Company, has any such Encumbrance ever been filed or attached to the Premises of any of Company or its Subsidiaries.

(h)

None of the present or past operations of the business of any of Company and its Subsidiaries nor any of the present, or to the knowledge of Company, past property used by any of Company and its Subsidiaries, is subject to any written notice or order from, or agreement with or judicial or administrative proceeding initiated by, any Governmental Authority or private party respecting: (i) any violation of Hazardous Materials Laws, (ii) any assessment, investigatory or cleanup activity, or (iii) any Environmental Loss arising from the release or threat of release of a Hazardous Substance into the environment.

(i)

Neither Company nor any of its Subsidiaries is aware of or has received any notice or claim to the effect that the present or past operations of any of Company and its Subsidiaries is the subject of any inquiry or investigation by any Governmental Authority evaluating whether remedial action is needed to respond to a release or threat of release of Hazardous Substances into the environment or that it is or may be liable to any Person as a result of any such release or threat of release.

(j)

Neither Company nor any of its Subsidiaries has filed any notice, including but not limited to, manifest discrepancy notification, disposal extension, and/or episodic waste report under any Hazardous Materials Laws indicating past or present compliance exceptions with the generation, treatment, storage or disposal of a Hazardous Substance, or reporting a release of a Hazardous Substance into the environment.

(k)

Each of Company and its Subsidiaries does not, and has not since the enactment of the California Safe Drinking Water and Toxic Enforcement Act of 1986, as amended (i.e. California Health and Safety Code 25249.5 et. seq.) and the rules and regulations promulgated thereunder (collectively, "Proposition 65"), exposed any individual to a chemical listed by the State of California pursuant to Proposition 65.  No product or good manufactured, distributed, or sold by or for Company or any of its Subsidiaries: (i) contains or has contained a chemical listed by the State of California under Proposition 65, (ii) contains or has contained a chemical which is currently proposed to be listed by the State of California under Proposition 65, or (iii) has been sold to a consumer or customer with or in connection with a warning required by Proposition 65.  To the extent that any product or good manufactured, distributed, or sold by or for Company or any of its Subsidiaries contains or has contained a chemical listed by the State of California pursuant to Proposition 65, then the exposure poses no significant risk and no observable effect within the terms of Proposition 65.

 3.19

Employee Benefits.

(a)

Section 3.19(a) of the Company Disclosure Schedule lists, with respect to Company and its Subsidiaries and any trade or business (whether or not incorporated) which is (or which has, during any period for which the applicable statute of limitations is open, been) treated as a single employer with Company or its Subsidiaries (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, the following plans, programs or arrangements (either oral or written) with respect to which any of Company and its Subsidiaries (or an ERISA Affiliate) maintains, contributes to or participates in (or has ever maintained, contributed to or participated in or for which Company or any of its Subsidiaries, individually or in the aggregate, has any obligation or liability concerning or relating to): (i) all employee benefit plans (as defined in Section 3(3) of the Employer Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")); (ii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iii) all other plans, programs or arrangements (either oral or written), which provide benefits for former or present employees, directors or agents of any of Company and its Subsidiaries or an ERISA Affiliate; (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; and (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of any of Company and its Subsidiaries and that do not generally apply to all employees (collectively, the "Company Employee Plans").  Each of the Company Employee Plans has been duly executed, and is in full force and effect.

(b)

Company has delivered or made available to Buyer a true, correct and complete copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or Contracts, collective bargaining agreements, Contracts with service providers, employee booklets, personnel, payroll and employment manuals, policies and handbooks, summary plan descriptions and other authorizing documents, communications, notices and correspondence to employees and communications, notices and correspondence to or from any Governmental Authority) and, with respect to each Company Employee Plan, which is subject to ERISA reporting requirements, of the Form 5500 reports (and all accompanying schedules, documents and reports) filed for the last three plan years.  Company has furnished or made available to Buyer, with respect to each of the Company Employee Plans, a written description of any Company Employee Plan that is not otherwise in writing and any formal report prepared by a consultant, third party administrator, or other independent contractor, any report prepared by a consultant, third party administrator, other independent contractor or an employee regarding any Company Employee Plan.  Any Company Employee Plan intended to be qualified under Section 401(a) of the Code either (i) has obtained from the Internal Revenue Service (the "Service") a favorable determination letter as to its qualified status under the Code, which covers all amendments to the Code which were enacted, promulgated or issued by any applicable Federal governmental branch or agency before 2002, (ii) has applied to the Service for such a determination letter prior to the expiration of the requisite period under the Code or Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, and (iii) if reliance is permitted under Service Announcement 2001-77, relies on the favorable opinion or advisory letter of the master and prototype or volume submitter plan sponsor of such Company Employee Plan.  Company has delivered to Buyer a true, correct and complete copy of the most recent Service determination letter, if any, issued with respect to each such Company Employee Plan, and, to the knowledge of Company, nothing has occurred, which would adversely affect the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).  Company has delivered to Buyer a true, correct and complete copy of all registration statements and prospectuses prepared in connection with each Company Employee Plan.

(c)

(i) None of the Company Employee Plans promises or provides medical or other welfare benefits, including but not limited to any retiree benefits, to any Person (or such Person's dependents, spouse, or beneficiaries) after such Person's termination of employment with Company, any of its Subsidiaries or any ERISA Affiliates, except as required by COBRA; (ii) to the knowledge of Company, there has been no material "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code (excluding any transaction for which an exemption under Code Section 4975 or ERISA Section 408 exists), with respect to any Company Employee Plan; (iii) each Company Employee Plan has been administered in accordance with its terms in all material respects and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Company and each ERISA Affiliate have performed in all material respects all obligations required to be performed by them thereunder, are not in default in any material respect under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) there has occurred no breach of any duty under ERISA or the Code or other applicable law, which could result, directly or indirectly, in any material Taxes or penalties or other material liability to Company or any of its Subsidiaries; (v) neither Company nor any ERISA Affiliate is subject to any material liability or material penalty under Sections 4971 through 4980B of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (vi) all material contributions, including any matching contributions, required to be made by Company or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vii) no Company Employee Plan is covered by, and neither Company nor any ERISA Affiliate has incurred or will incur any liability or obligation under Title IV of ERISA or Section 412 of the Code; (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to any of Company or its Subsidiaries (other than for benefits accrued through the date of termination and ordinary administrative expenses typically incurred in a termination event); (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company, is threatened, against or with respect to any such Company Employee Plan, including any audit, examination or inquiry by the Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation; (x) neither the Company, nor any Subsidiary, nor any ERISA Affiliate has violated in any material respects the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder ("COBRA"), or any similar provisions of state law applicable to its employees.  The Company and, to the Company's knowledge, its ERISA Affiliates have in all instances in the last thirty-six (36) months reserved the right to provide an administrative fee of two percent (2%) or fifty percent (50%), as applicable under COBRA; and (xi) all Company Employee Plans and the related trusts that are welfare plans as defined under Section 3(1) of ERISA comply with and have been administered in material compliance with the requirements of the: (A) Heath Insurance Portability and Accountability Act of 1996, to the extent applicable; (B) Mental Health Parity Act of 1996, to the extent applicable; (C) Newborns' and Mothers' Health Protection Act, to the extent applicable; and (D) Women's Health and Cancer Rights Act, to the extent applicable.

(d)

The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of any of Company and its Subsidiaries or an ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

(e)

There has been no amendment to, written interpretation or announcement (whether or not written) by any of Company and its Subsidiaries or any ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan, which would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to that Company Employee Plan for the most recent fiscal quarter included in the Company Financial Statements.

(f)

Neither the Company nor any of its Subsidiaries currently maintains, sponsors, participates in or contributes to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA), which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code and no Company Employee Plan is a defined benefit pension plan within the meaning of Code Section 414(j).

(g)

Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate is a party to, or has ever made any contribution to, participated in or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.  Neither the

Company nor any of its Subsidiaries nor any ERISA Affiliate have directly or indirectly acted in any manner or incurred any obligation or liability with respect to any Company Employee Plan, which has or could give rise to any Encumbrances against any of the assets of any of Company and its Subsidiaries or any ERISA Affiliate or which could result in any material liability to any of Company and its Subsidiaries or any ERISA Affiliate.

(h)

There is no agreement, Contract or arrangement to which any of Company and its Subsidiaries or any ERISA Affiliate is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code or subject to Tax under Section 4999 of the Code; nor will Company be required to "gross up" or otherwise compensate such Person because of the imposition of any excise Tax on a payment to such Person.

(i)

No statements or communications have been made or materials provided to any employee or former employee of any of Company or its Subsidiaries by any Person (including any of Company and its Subsidiaries), which provide for or could be construed as a Contract or promise by any of Company and its Subsidiaries to provide for any material pension or welfare or other insurance-type benefits to any such employee, former employee or their dependents after retirement or termination of employment other than benefits under the Company Employee Plans or as required by COBRA.  No statement, either written or oral, has been made by any of Company or its Subsidiaries to any Person with regard to any Company Employee Plan that was not in accordance with the Company Employee Plan and that could reasonably be expected to have a Material Adverse Effect on Company.

(j)

No Company Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees prohibits Company, any of its Subsidiaries or any ERISA Affiliates from amending or terminating any such Company Employee Plan prior to or at the Effective Time.

(k)

Each Company Employee Plan can be terminated by the Closing Date, without payment of any material contribution or amount and without creating any unfunded or unaccrued liability or the vesting or acceleration of any benefits promised by such plan.

(l)

None of the assets of any Company Employee Plan include any securities issued by the Company, any of its Subsidiaries or any ERISA Affiliates.

(m)

None of the assets of any Company Employee Plan is or has been invested in any property constituting employer real property within the meaning of Section 407(d) of ERISA.

(n)

Each Company Employee Plan covers only employees of Company or its Subsidiaries (or former employees or beneficiaries with respect to service with Company or its Subsidiaries), so that the transaction contemplated by this Agreement will require no spin-off of assets or other division or transfer of rights with respect to any such plan.

(o)

Neither Company nor any of its Subsidiaries has any compensation or benefit plan, or has ever had any such plan, required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside the United States.

 3.20

Absence of Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of Company, any of their respective directors, officers, agents, employees or other Persons acting on behalf of any of Company or its Subsidiaries or for the benefit of any of Company or its Subsidiaries has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, or accepted or received any unlawful contributions, payments, gifts or expenditures under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type.

 3.21

Real Property Holding Corporation.  Neither the Company and nor any of its Subsidiaries is a U.S. Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

 3.22

Intellectual Property.

(a)

Section 3.22(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all (i) issued patents, registered trademarks, trade names, service marks,  registered copyrights and domain names owned by any of Company or any of its Subsidiaries and any patents, trademarks, trade names, service marks, registered copyrights and domain names that are used under license by any of Company or any of its Subsidiaries and material to the conduct of Company's or its Subsidiaries' business as presently conducted, (ii) pending applications for registration of patents and trademarks filed by or on behalf of Company or any of its Subsidiaries, and (iii) unfiled patentable inventions, invention disclosures and unregistered common law trademarks (if any) owned and used by Company or any of its Subsidiaries to conduct their respective businesses as presently conducted.  To Company's knowledge, each of Company and any of its Subsidiaries owns or has valid licenses or sufficient rights to use all Intellectual Property used in and necessary to conduct their business as presently conducted, free and clear of all Encumbrances of any kind created or suffered by Company or its Subsidiaries other than interests in licenses granted by Company.  Notwithstanding the foregoing, Buyer acknowledges that Intellectual Property used by any of Company or its Subsidiaries under license may be subject to Encumbrances created or suffered by the licensor thereof or Third Parties.

(b)

All application filing fees, other filing fees and charges, and all maintenance, renewal and other fees required to be paid on account of any patent applications, trademark or service mark applications, and issued patents and trademark/service mark registrations listed in Section 3.22(a) of the Company Disclosure Schedule have been timely paid for maintaining such patent and trademark/service mark applications and issued patents and trademark/service mark registrations in full force and effect.  All declarations, disclosures, responses to office actions, amendments, affidavits of use and other requirements or actions that are required to be filed with any governmental authority with respect to any of the same have been timely filed in order to maintain all such applications and issued patents and trademark/service mark registrations in full force and effect.

(c)

Neither the Company nor any of its Subsidiaries has abandoned any intellectual property rights in or to any Company Intellectual Property listed in Section 3.22(a) of the Company Disclosure Schedule or knowingly engaged in any acts or omissions that would impair the ownership or rights to use any of the Company Intellectual Property listed in Section 3.22(a) of the Company Disclosure Schedule, which abandonment or impairment, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.  Each of Company and its Subsidiaries owns the right, title and interest in and to all Company Intellectual Property that has been created or developed for Company or any of its Subsidiaries by any of their respective employees, contractors and consultants hired or retained by any of Company or its Subsidiaries, as the case may be, and that is material to the conduct of Company's or its Subsidiaries' business as presently conducted.  Each employee and officer of Company or its Subsidiaries who has contributed to the development of any Company Intellectual Property that is material to the conduct of Company's or its Subsidiaries' business as presently conducted has executed an agreement with his or her respective employer regarding confidentiality and proprietary information and inventions, assigning to Company or a Subsidiary, as his or her respective employer, as the case may be, all such Intellectual Property created or developed by such employee or officer during the term and within the scope of his or her employment.  In addition, all contractors and consultants hired or retained by Company or any of its Subsidiaries to develop Intellectual Property for Company or any of its Subsidiaries that is material to the conduct of Company's or its Subsidiaries' business as presently conducted or who have had access to confidential information of Company or any of its Subsidiaries that is material to the conduct of Company's or its Subsidiaries' business as presently conducted have signed written agreements with Company or any of its Subsidiaries, as the case may be, which provide, among other things, that all such Intellectual Property created by them for Company or any of its Subsidiaries have been assigned to Company or any of its Subsidiaries, as the case may be, and that they are required to maintain the confidentiality of any of Company's or any of its Subsidiaries' proprietary materials and other confidential information.  Neither Company nor any of its Subsidiaries is aware of any facts that would provide a reasonable basis to render invalid or unenforceable any Company Intellectual Property listed in Section 3.22(a) of the Company Disclosure Schedule.

(d)

Section 3.22(d) of the Company Disclosure Schedule sets forth a list of all agreements currently in effect pursuant to which Company or any of its Subsidiaries have granted to any third Person any right to use Company Intellectual Property, excluding confidentiality and nondisclosure agreements entered into in the ordinary course of business ("NDAs").  Company has delivered to Buyer correct and complete copies of all of the agreements listed in Section 3.22(d) of the Company Disclosure Schedule and all NDAs currently in effect.  All such agreements (i) are valid and binding on Company or its Subsidiaries and, to Company's knowledge, on each other party thereto, and are in full force and effect, (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of Company or its Subsidiaries, any other party thereto has failed to perform its obligations thereunder, (iii) neither the Company nor any of its Subsidiaries nor, to the knowledge of Company or its Subsidiaries, any other party thereto is in default thereunder, and (iv) there is no event or circumstance which with notice or lapse of time or both would constitute a default or event of default, on the part of Company or any of its Subsidiaries or, to the knowledge of Company or its Subsidiaries, any other party thereto or give to any other party thereto the right to terminate or modify any such agreement.  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or shall result in a material change to the terms of any such agreement or have a Material Adverse Effect on Company or any of its Subsidiaries.  Company has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew (if renewable) such agreement or to exercise or decline to exercise any option or right thereunder.

(e)

Section 3.22(e) of the Company Disclosure Schedule sets forth a list of all license agreements, supply agreements, co-promotion agreements, co-marketing agreements, distribution agreements and other agreements currently in effect under which any third Persons have granted to Company or any of its Subsidiaries any rights to use Intellectual Property, excluding licenses for off-the-shelf software and the NDAs (collectively "Company License Agreements").  Company has provided Buyer correct and complete copies of all such Company License Agreements.  All Company License Agreements (i) are valid and binding on Company or its Subsidiaries and, to Company's knowledge, on each other party thereto, and are in full force and effect, (ii) neither the Company nor any of its Subsidiaries nor to the knowledge of Company or its Subsidiaries, any other party thereto has failed to perform its obligations thereunder, (iii) neither the Company nor any of its Subsidiaries nor, to the knowledge of Company or its Subsidiaries, any other party thereto is in default thereunder, and (iv) there is no event or circumstance which with notice or lapse of time or both would constitute a default or event of default, on the part of Company or any of its Subsidiaries or, to the knowledge of Company or its Subsidiaries, any other party thereto or give to any other party thereto the right to terminate or modify any Company License Agreement.  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or shall result in a material change to the terms of any such Company License Agreement or have a Material Adverse Effect on Company or any of its Subsidiaries.  Company has not received notice that any party to any such Company License Agreement intends to cancel, terminate or refuse to renew (if renewable) such agreement or to exercise or decline to exercise any option or right thereunder.  The agreements listed in Section 3.22(d) of the Company Disclosure Schedule, the Company License Agreements and the NDAs describe all material Company Intellectual Property that Company or any of its Subsidiaries has licensed third Persons to use or that third Persons have licensed Company or its Subsidiaries to use.

(f)

To the knowledge of Company and its Subsidiaries, the trademarks, service marks and domain names listed in Section 3.22(a) of the Company Disclosure Schedule and owned by Company, any products sold by Company or any of its Subsidiaries, any services sold or rendered by Company or any of its Subsidiaries and/or any technologies, processes or business methods used by Company or any of its Subsidiaries, do not infringe upon, misappropriate or violate any Intellectual Property rights or other rights owned or held by any other Person.  To the actual knowledge of Company without conducting any inquiry, no third parties have infringed or violated any Company Intellectual Property, where such infringement or violation would reasonably be expected to have a Material Adverse Effect on Company.

(g)

To the actual knowledge of Company and its Subsidiaries without conducting any inquiry, there is neither pending nor threatened, any claim, litigation or proceeding against Company or any of its Subsidiaries in any way contesting the rights of Company or any of its Subsidiaries to the ownership, enforceability, validity or use of any Company Intellectual Property, and to the knowledge of Company, there is no reasonable basis for any such claim, litigation or proceeding to be brought with respect to  Company Intellectual Property owned by Company.  In addition to the foregoing general representation, Company specifically represents that to its actual knowledge without conducting any inquiry other than obtaining the oath of the applicant under 35 USC 115, the inventor(s) named in each of the patents and pending patent applications, both U.S. and foreign, owned by Company or any of its Subsidiaries and listed in Section 3.22(a) of the Company Disclosure Schedule are correctly named as of the date of this Agreement, and, to Company's actual knowledge without conducting any inquiry other than obtaining the oath of the applicant under 35 USC 115, the inventions claimed in each such patent or patent application were first invented by the named inventors therein.

(h)

Neither Company nor any of its Subsidiaries has received any written or express oral notice of any claims, disputes, litigation or other proceedings, or any written or express oral offers or demands to license patents of third Persons, and have no knowledge of any facts which indicate a reasonable likelihood that Company or any of its Subsidiaries or the Company Intellectual Property owned by Company have infringed, misappropriated or violated the Intellectual Property or other rights of any other Person.

(i)

Each of Company and its Subsidiaries has taken commercially reasonable steps to maintain and protect the Company Intellectual Property, except where the failure to do so has not had and would not reasonably be expected to have a Material Adverse Effect on Company or where Company or any of its Subsidiaries has elected to abandon or not pursue the protection of any Company Intellectual Property in the exercise of reasonable business judgment.  Each of Company and its Subsidiaries have entered into appropriate nondisclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know how of Company and any of its Subsidiaries that is material to the conduct of their respective businesses, which agreements provide that all confidential information, trade secrets and know how of Company and any of its Subsidiaries disclosed to such third persons will be protected and preserved.

(j)

Section 3.22(j) of the Company Disclosure Schedule sets forth a list of all third parties currently manufacturing, testing or producing any Company Products for Company (collectively "Third Party Manufacturers").  To Company's knowledge, all such Third Party Manufacturers and their respective facilities used by Company or any of its Subsidiaries to manufacture Company Products fully comply with all of the applicable U.S. Food and Drug Administration's ("FDA") regulatory requirements, including without limitation the FDA's cGMP, and with all applicable foreign regulatory requirements.  To Company's knowledge, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or shall result in a material change in the ability of Company or any of its Subsidiaries to have Company Products manufactured, tested or produced by the Third Party Manufacturers.  Company has not received notice that any Third Party Manufacturer intends to terminate its relationship with Company or any of its Subsidiaries or to refuse to manufacture, test or produce Company Products.

 3.23

Real Properties.  Neither the Company nor any of its Subsidiaries owns any real property.  No consent is required from the lessor under any lease of real property listed in Section 3.12(a) of the Company Disclosure Schedule, prior to the consummation of the transactions contemplated hereby.

 3.24

Title and Related Matters.  Except as set forth in the Company SEC Documents, each of Company and its Subsidiaries has good and marketable title to and is the sole and exclusive owner of all of the properties and assets, inventory, interests in properties and assets, real and personal, which are reflected in the most recent Company Financial Statements or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business consistent with past practice), or in the case of leased properties and assets, valid leasehold interests in (collectively, "Company Assets"), free and clear of all Encumbrances, except: (a) statutory liens or claims not yet delinquent, and (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

 3.25

Brokers and Finders.  Except for Wells Fargo Securities, LLC, neither Company, nor any of its officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of Company, for any investment banking fees, brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement.

 3.26

Products.

(a)

Company has delivered to Buyer: (i) a true, complete and correct summary of the most frequently used standard terms and conditions of sale of all Company Products presently manufactured, sold or delivered by, or service currently rendered by or on behalf of any of Company or its Subsidiaries, containing applicable guaranty, warranty and indemnity provisions, and (ii) catalogs and promotional materials containing a true, complete and correct list of all such material Company Products.  No Company Product is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.  All rebates, discounts, promotional allowances or similar payments or arrangements to any customer with respect to Company Products are reflected in the Company SEC Documents or the Company Financial Statements.

(b)

All of the Company Products materially conform to their applicable specifications and there is neither pending, nor to the knowledge of Company or its Subsidiaries, threatened, any claim, litigation or proceeding against any of Company or its Subsidiaries in any way asserting any rights under guaranty, warranty and indemnity provisions applicable to Company Products that could reasonably be expected to have a Material Adverse Affect on Company.

(c)

Company is in compliance in all material respects with, and current in the performance of, any obligation arising under any consent decree, consent agreement, warning letter, Form 483 issued by or entered into with the FDA or other notice, response or commitment made to the FDA or any comparable state or Government Authority, all of which, in addition to any warning letters, have been disclosed to Buyer.  There are no proceedings or, to Company's knowledge, investigations pending with respect to a violation by Company of the Federal Food, Drug, and Cosmetic Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other Governmental Authority that could reasonably be expected to result in criminal or civil liability.

(d)

No Company Product manufactured, distributed or sold by Company or any of its Subsidiaries on or after January 1, 2000 contains or has contained, any of the following: (i) Germander; (ii) Lobelia; (iii) Yohimbe; (iv) Jin Bu haun; (v) Gamma Hydroxy Butrate (GHB), Gamma Butyrate (GBL), 1, 4 Butanediol (BD); (vi) Ephedra sinica, Ephedra.  E. equisetina, Mahuang, Ephedra Alkaloid, Pseudoephedrine, Ephedrine or any other Ephedra derivatives or extracts; (vii) Aristolochia spp., Aristolochia, Aristolochic acids, Aristolochia fangchi, Asarum spp., Bragantia spp., Clematis spp., Akebia spp., Cocculus spp., Diploclisia spp., Menispernum spp., Sinomenium spp., Mu Tong, Fang ji, Guang fang ji, Fang Chi, Kan-Mokutsu, Mokutsu and any adulterated botanicals, botanical derivatives or other products that contain aristolochic acid, aristolochic acid derivatives or aristolochic acid extracts; (viii) Stephania, Stephania spp, or any adulterated botanicals, botanical derivatives or any other products that contain Stephania, or any Stephania derivatives or extracts; (ix) Magnolia, or any adulterated botanicals, botanical derivatives or any other products that contain Magnolia, or any Magnolia derivatives or extracts; or (x) Kava, ava, ava pepper, awa, kava root, kava-kava, kawa, Piper methysticum Forst. f., Piper Methysticum G. Frost, rauschpfeffer, intoxicating pepper, kava kava, kava pepper, kawa kawa, kawa-kawa, kew, sakau, tonga, wurzelstock, yangona.

(e)

No Company Product manufactured, distributed or sold by Company or any of its Subsidiaries on or after January 1, 2000 is or has been the subject of a claim by any employee, consumer, Governmental Authority or other Person that such Company Product was or is unsafe or otherwise has created or creates a health risk for Persons using or handling such Company Product.

(f)

To the extent required by laws of the United States or any foreign country where any Company Product or components of any such Company Product is marketed or has been marketed by Company or any of its Subsidiaries at any time on or after January 1, 2000: (i) to the knowledge of Company, required tests and examinations have been conducted and have demonstrated that such Company Products or components of such Company Products meet the requirements for sale of cosmetic products to the public; (ii) all necessary clearances, permits, licenses and similar authorizations have been obtained and are currently in full force and effect; and (iii) Company and its Subsidiaries have, and have had, for each claim made with respect to a Company Product, a reasonable basis for each such claim.

 3.27

Export Control Laws.  Each of Company and its Subsidiaries has conducted its export transactions, in all material respects, in accordance with all material applicable provisions of United States export control laws and regulations.  Without limiting the foregoing (and except where such failure or noncompliance would not reasonably be expected to have a Material Adverse Affect on the Company):

(a)

Each of Company and its Subsidiaries has obtained all required export licenses and other approvals for its exports of products from the United States.

(b)

Each of Company and its Subsidiaries has used the correct ECCN number for its exports of products from the United States.

(c)

Each of Company and its Subsidiaries is in compliance with the terms of all applicable export licenses or approvals.

(d)

There are no pending or, to the knowledge of Company, threatened claims against any of Company or its Subsidiaries with respect to such export licenses or other approvals.

(e)

There are no actions, conditions or circumstances pertaining to export transactions of any of Company or its Subsidiaries that may, to the knowledge of Company, give rise to any future claims.

 3.28

State Takeover Laws.  The Board of Directors of Company has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws, including Chapter 23B.19 of the WBCA, so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

 3.29

Opinion of Financial Advisor.  The Board of Directors of the Company has received the opinion of Wells Fargo Securities, LLC, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

 3.30

Board Approval.  The Board of Directors of Company, at a meeting duly called and held, has, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Company, (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) determined to recommend that this Agreement and the transactions contemplated hereby be approved and adopted by the holders of Company Common Stock.  The affirmative vote of the holders of two-thirds of the shares of Company Common Stock outstanding on the record date for the Company Stockholder Meeting is the only vote of the holders of any class or series of the Company's capital stock and other equity securities in Company necessary to approve and adopt this Agreement and to approve the Merger and the transactions contemplated hereby.

 3.31

Reorganization Under the Code.  As of the date of this Agreement, neither Company nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

 3.32

Company Rights Agreement.  The Rights Agreement, dated as of December 7, 1994 (the "Company Rights Agreement"), has been or shall be amended to provide that the execution, delivery and performance of this Agreement and the Stockholder Agreements and the consummation of the Merger and the transactions contemplated hereby will not cause any change, effect or result under the Company Rights Agreement, which is adverse to the interests of Buyer or any of it Affiliates, including, without limitation, causing Buyer or any of its Affiliates to become an "Acquiring Person" (as defined in the Company Rights Agreement) under the Company Rights Agreement.  Without limiting the generality of the foregoing, Company represents that it has taken or shall take all necessary actions to (a) render the Company Rights Agreement inapplicable to the Merger, this Agreement, the Stockholder Agreements and the transactions contemplated hereby, (b) ensure that (i) neither Buyer nor Merger Sub, nor any of their Affiliates, shall be deemed to have become an Acquiring Person (as such term is defined in the Company's Rights Agreement) pursuant to the Company Rights Agreement by virtue of the execution of this Agreement or the Stockholder Agreements, the consummation of the Merger or the consummation of the transactions contemplated thereby, and (ii) a "Distribution Date" (as such term is defined in the Company Rights Agreement) or similar event does not occur by reason of the execution of this Agreement or the Stockholder Agreements, the consummation of the Merger or the consummation of the transactions contemplated thereby, and (c) provide that the "Expiration Date" (as such term is defined in the Company Rights Agreement) shall be no later than immediately prior to the Effective Time and that the Company Rights Agreement shall terminate and the preferred share purchase rights thereunder shall expire no later than immediately prior to the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF BUYER

Except as set forth in that section of the document of even date herewith delivered by Buyer to Company prior to the execution and delivery of this Agreement (the "Buyer Disclosure Schedule") corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate or as disclosed in another section of the Buyer Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Buyer represents and warrants to Company, as follows:

 4.1

Organization; Standing and Power.  Buyer and each of its Subsidiaries is: (a) a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or organization and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business in all material respects as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer, and (b) duly authorized, qualified, franchised and licensed in each jurisdiction in which the nature or location of its business or the ownership or leasing of its properties and assets or the character and location of the assets owned or leased by it makes such authorization, qualification, franchising and licensing necessary, except where the failure to be so authorized, qualified, franchised or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer. True, correct and complete copies of the certificate of incorporation and bylaws or other comparable organizational documents of Buyer and each of its Subsidiaries, as in effect as of the date of this Agreement, have been delivered by the Buyer to the Company.

 4.2

Capitalization.

(a)

As of the date of this Agreement, the authorized capitalization of Buyer consists of 75,000,000 shares of Buyer Common Stock, of which 40,014,404 shares were issued and outstanding.  All issued and outstanding shares of Buyer Common Stock were duly authorized, validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of the preemptive or other rights of any Person or the provisions of any applicable law, rule or regulation.  As of the date of this Agreement, there were 6,431,441 shares of Buyer Common Stock issuable upon exercise of stock options and warrants outstanding as of such date.  As of the date of this Agreement, the authorized capitalization of Merger Sub consists of 1,000 shares of common stock, of which 100 shares were issued and outstanding and held by Buyer.  All issued and outstanding shares of Merger Sub common stock were duly authorized, validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of the preemptive or other rights of any Person or the provisions of any applicable law, rule or regulation.

(b)

Except as set forth in Section 4.2(a), as of the date of this Agreement, (i) there are no: (A) outstanding securities convertible into or exchangeable for any capital stock of Buyer or any of its Subsidiaries; (B) outstanding options, warrants, calls or other rights, to purchase or subscribe to capital stock of the Buyer or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of Buyer or any of its Subsidiaries; or (C) Contracts of Buyer or its Subsidiaries relating to the issuance, sale or transfer of any equity or other security of Buyer or any of its Subsidiaries, other than the Transaction Documents, and (ii) neither Buyer nor any of its Subsidiaries is a party to any voting trust agreement or other Contract restricting or otherwise relating to voting or dividend rights with respect to the Buyer Common Stock or the capital stock of any of its Subsidiaries.  Except as a result of the Stockholder Agreements, neither Buyer nor its Subsidiaries beneficially owns any equity interest in Company.

(c)

The Buyer Common Stock is listed on the Nasdaq National Market System, and, to Buyer's knowledge, there are no proceedings to revoke or suspend such listing and the Buyer has not received any communication from Nasdaq with respect to any pending or threatened proceeding which reasonably could be expected to give rise to a delisting.

(d)

All of the shares of Buyer Common Stock to be issued will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Buyer.

 4.3

Subsidiaries.  Section 4.3 of the Buyer Disclosure Schedule sets forth a list of each Subsidiary of Buyer.  All of the outstanding shares of capital stock of each Subsidiary of Buyer were duly authorized and validly issued, and are fully paid and nonassessable, and are owned, beneficially and of record, directly or indirectly, by Buyer, free and clear of all Encumbrances.

 4.4

Information Supplied.  None of the information supplied or to be supplied by Buyer or Merger Sub for inclusion or incorporation by reference in the Form S-4 and the Joint Proxy Statement/Prospectus, will, (a) in the case of the Form S-4, at the time the Form S-4 becomes effective under the Securities Act or at the Effective Time, or (b) in the case of the Joint Proxy Statement/Prospectus, (i) at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, (ii) at the time of each of the Buyer Stockholders Meeting, if any, and the Company Stockholders Meeting, or (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 4.4, the Buyer makes no representation or warranty with respect to the statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, based on information supplied by Company for inclusion or incorporation by reference therein.

 4.5

Authority; No Default; Binding Obligation.  Each of Buyer and Merger Sub has the full power, authority and legal right and has duly taken all actions required by law, its certificate or articles of incorporation, as the case may be, bylaws or otherwise to execute, deliver and perform each of the Transaction Documents and consummate the transactions herein contemplated, other than the approval of this Agreement and the Merger by Buyer's stockholders in accordance with the DGCL.  Such execution, delivery and performance does not and will not (and in the case of the matters described in Sections 4.5(a)-(c) below, subject to the rights of any Dissenting Shares set forth in Section 1.8, assuming the receipt of all required consents, approvals and authorizations, and except for such violations, conflicts, breaches or defaults that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer or the Surviving Corporation: (a) conflict with, or result in a violation of, or give any Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any law, rule, regulation, judgment, order, injunction, decree or ruling of any court, tribunal, arbitrator or Governmental Authority, domestic or foreign, to which Buyer or any of its Subsidiaries, or any of their respective properties or assets, may be subject; (b) conflict with, or result in a violation of any of the terms or requirements of, or give any Person the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or other authorization that is held by Buyer or any of its Subsidiaries, or that otherwise relates to the business of, or any of the properties or assets owned or used by, Buyer or any of its Subsidiaries; (c) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Buyer or any of its Subsidiaries is a party; or (d) violate any provision of: (i) the certificate of incorporation or bylaws or other comparable organizational document of Buyer or any of its Subsidiaries (assuming Buyer stockholder approval is obtained), or (ii) any resolution adopted by the Board of Directors  or the stockholders of Buyer or any of its Subsidiaries.  Assuming the due authorization, execution and delivery thereof by each other party thereto, each of the Transaction Documents to which the Buyer or Merger Sub is a party is, and upon execution and delivery by Buyer or Merger Sub to Company will be, the legal, valid and binding obligation of Buyer or Merger Sub, enforceable against Buyer or Merger Sub in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 4.6

Consents.  No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any Person is required to be made or obtained by Buyer or Merger Sub in connection with the execution and delivery or the consummation of the Transaction Documents and the transactions contemplated hereby or thereby, except for those required or in relation to: (a) the Securities Act, (b) state securities or "blue sky" laws; (c) the Exchange Act; (d) the rules and regulations of Nasdaq; (e) the WBCA with respect to the filing of the Articles of Merger; (f) the filing with the Commission of the Joint Proxy Statement/Prospectus and the Form S-4; (g) the approval and adoption of this Agreement and the Merger by the stockholders of Buyer and Merger Sub in accordance with the DGCL or WBCA, respectively, and its certificate or articles of incorporation, as the case may be, and bylaws; and (h) such consents, orders, approvals, authorizations, declarations, filings and registrations, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer.

 4.7

Reports and Financial Statements.

(a)

Buyer has filed all registration statements, proxy statements, information statements, prospectuses, reports, schedules, forms and other documents required to be filed by it with the Commission, since January 1, 2001, under the Securities Act or the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents, other than exhibits to such documents, incorporated by reference therein, being referred to herein as the "Buyer SEC Documents").  No Subsidiary of Buyer is required to file any registration statement, proxy statement, information statement, prospectus, report, schedule, form or other document with the Commission.  All of the Buyer SEC Documents, as of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) complied in all material respects as to form with the applicable requirements of the Securities Act or Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes thereto) of the Buyer and its Subsidiaries included in the Buyer SEC Documents (collectively, the "Buyer Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, fairly presented the consolidated financial position and the consolidated results of operations and the changes in stockholders' equity and cash flows for Buyer and its Subsidiaries as of their respective dates and for the respective periods covered thereby and have been prepared in accordance with GAAP consistently applied during the periods involved, (except as otherwise noted therein, or, in the case of unaudited interim financial statements, as may be permitted by the Commission).

(c)

Buyer is in compliance with, and has complied, in all material respects with: (A) the applicable provisions of the Sarbanes-Oxley Act or the Exchange Act, and (B) the applicable listing rules and regulations of the Nasdaq National Market.  Except as disclosed in the Buyer SEC Documents, there are no outstanding loans made by Buyer to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of Buyer.  Since the enactment of the Sarbanes-Oxley Act, Buyer has not made any loans to any such executive officer or director of Buyer.  Buyer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), such disclosure controls and procedures are designed to ensure that information relating to Buyer, required to be disclosed by Buyer in the reports that it files or submits under the Exchange Act is accumulated and communicated to Buyer's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Buyer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms.  Buyer has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in compliance therewith by the Commission's mandated compliance date.  Buyer's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Buyer's auditors and the audit committee of the board of directors of Buyer (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Buyer's ability to record, process, summarize and report financial data and have identified for Buyer auditors any material weaknesses in internal controls, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer's internal controls.  Since January 1, 2001, neither Buyer, nor to Buyer's knowledge, any director, officer, employee, auditor, accountant or representative of Buyer has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or its internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer has engaged in questionable accounting or auditing practices.  No attorney representing Buyer, whether or not employed by Buyer, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Buyer or any of its officer, directors, employees or agents to the board of directors of Buyer or any committee thereof or to any director or officer of Buyer.  For purposes of this paragraph, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Exchange Act.

 4.8

No Undisclosed Liabilities.  Except as set forth in the Buyer Financial Statements and the Buyer SEC Documents, neither Buyer nor any of its Subsidiaries had at September 30, 2004 or has incurred since that date through the date of this Agreement, any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except liabilities, obligations or contingencies which: (a) are accrued or reserved against in the Buyer Financial Statements or that would not be required to be disclosed on a consolidated balance sheet of Buyer and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, (b) were incurred after such date in the ordinary course of business of Buyer and its Subsidiaries and consistent with past practice and which, in any event, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer, or (c) were incurred after such date in connection with this Agreement and the transactions contemplated hereby.

 4.9

Absence of Certain Changes.  Except as set forth in the Buyer SEC Documents filed prior to the date of this Agreement, since September 30, 2004, each of Buyer and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, other than in the ordinary course of business and consistent with past practice, there has not occurred:

(a)

any change, event or condition that has resulted in, or might be reasonably expected to result in, a Material Adverse Effect to Buyer; or

(b)

any change in any accounting methods or practices by Buyer or any reevaluation by Buyer of the Buyer Assets.

 4.10

Legal Proceedings.  Except as set forth in the Buyer SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to result in obligations or liabilities of the Buyer or any of its Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect on the Buyer.  Neither the Buyer nor any of its Subsidiaries or any of their respective officers or directors (in their capacities as such) is subject to any outstanding judgment, order, writ, injunction or decree which, (a) has or may have the effect of prohibiting or impairing any business practice of the Buyer or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Buyer or any of its Subsidiaries, the conduct of the business by the Buyer or any of its Subsidiaries, or Buyer's or Merger Sub's ability to perform its obligations under this Agreement, or (b), insofar as can be reasonably foreseen, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Buyer.

 4.11

Compliance with Law.  The operations of each of Buyer and its Subsidiaries have been conducted and all products of Buyer or its Subsidiaries manufactured, sold or delivered by or on behalf of any of Buyer or its Subsidiaries (the "Buyer Products") have been registered and have obtained approval, in all material respects, in accordance with all material applicable laws, regulations and other requirements of all Governmental Authorities having jurisdiction over any of Buyer and its Subsidiaries and over regulation and approval of the Buyer Products, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, food, drug, cosmetic and medical device regulatory system, labor and employment, employee benefits, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except for those the failure with which to comply or the failure with which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.  Each of the Buyer Product registrations, approvals and pending applications is valid, complete, current and in good standing, as the case may be, and has been issued or received, as the case may be, based upon complete, accurate and truthful underlying information.  Neither

Buyer nor any of its Subsidiaries has received any notification since January 1, 2001 of any asserted present or past failure by any of Buyer or its Subsidiaries to comply with such laws, regulations, ordinances or requirements.  Each of Buyer and its Subsidiaries has all material permits, authorizations and consents necessary for the operation of its respective business, except for those which the failure to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

 4.12

Transactions with Affiliates.  Except as set forth in the Buyer SEC Documents, (a) neither Buyer nor any of its Subsidiaries is a party to any Contract that is in violation of Section 13(k) of the Exchange Act or that, but for the last sentence of Section 13(k)(1) of such act, would be in violation thereof, and (b) no event has occurred that would be required to be reported by the Buyer pursuant to Item 404 of Regulation S-K promulgated by the Commission.

 4.13

Absence of Questionable Payments.  Neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any of their respective directors, officers, agents, employees or other Persons acting on behalf of any of Buyer or its Subsidiaries or for the benefit of any of Buyer or its Subsidiaries has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, or accepted or received any unlawful contributions, payments, gifts or expenditures under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type.

 4.14

Intellectual Property.

(a)

Section 4.14(a) of the Buyer Disclosure Schedule sets forth a true, correct and complete list of all (i) issued patents, registered trademarks, trade names, service marks and registered copyrights owned or used by any of Buyer or any of its Subsidiaries, (ii) pending applications for registrations of patents and trademarks filed by or on behalf of Buyer or any of its Subsidiaries, and (iii) unfiled patentable inventions, invention disclosures and unregistered common law trademarks (if any) owned and used by Buyer or any of its Subsidiaries to conduct their respective businesses as presently conducted.  To the knowledge of Buyer and its Subsidiaries, each of Buyer or its Subsidiaries own or have valid licenses or sufficient rights to use all Intellectual Property necessary to conduct their respective businesses as presently conducted, free and clear of all Encumbrances of any kind created or suffered by Buyer or its Subsidiaries other than interests in licenses granted by the Buyer or its Subsidiaries.  Notwithstanding the foregoing, Company acknowledges that the Intellectual Property used by any of Buyer or its Subsidiaries under license may be subject to Encumbrances created or suffered by the licensor thereof or Third Parties.

(b)

All application filing fees, other filing fees and charges, and all maintenance, renewal and other fees required to be paid on account of any of the patent applications and issued patents listed in Section 4.14(a) of the Buyer Disclosure Schedule have been timely paid for maintaining such patent applications and issued patents in full force and effect.  All declarations, disclosures, responses to office actions, amendments, affidavits of use and other requirements or actions that are required to be filed with any governmental authority with respect to any of the patent applications and issued patents listed in Section 4.14(a) of the Buyer Disclosure Schedule have been timely filed in order to maintain all such patent applications and issued patents in full force and effect.

(c)

Each of Buyer and its Subsidiaries have not abandoned any intellectual property rights to any Buyer Intellectual Property listed in Section 4.14(a) of the Buyer Disclosure Schedule or knowingly engaged in any acts or omissions that would impair the ownership or rights to use any of the Buyer Intellectual Property listed in Section 4.14(a) of the Buyer Disclosure Schedule, which abandonment, impairment, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Buyer.  Each of Buyer and its Subsidiaries owns the right, title and interest in and to all Buyer Intellectual Property that has been created or developed for Buyer or any of its Subsidiaries by any of their respective employees, contractors and consultants hired or retained by any of Buyer or its Subsidiaries, as the case may be, and that is material to the conduct of Buyer's or its Subsidiaries' business as presently conducted.  Neither Buyer nor any of its Subsidiaries is aware of any facts that would provide a reasonable basis to invalidate any of the Buyer Intellectual Property listed in Section 4.14(a) of the Buyer Disclosure Schedule.

(d)

All agreements currently in effect pursuant to which the Buyer or any of its Subsidiaries have granted to any other Person any right to use or exploit any Buyer Intellectual Property, and all agreements currently in effect under which any third Persons have granted the Buyer or any of its Subsidiaries any rights to use or otherwise exploit any Buyer Intellectual Property (the "Buyer Intellectual Property Agreements") (i) are valid and binding on Buyer or its Subsidiaries, and to Buyer's knowledge, binding and in full force and effect, (ii) neither the Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer or its Subsidiaries, any other party thereto has failed to perform its obligations thereunder, (iii) neither the Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer or its Subsidiaries, any other party thereto is in default thereunder, (iv) there is no event or circumstance which with notice or lapse of time or both would constitute a default or event of default, on the part of Buyer or any of its Subsidiaries or, to the knowledge of Buyer or its Subsidiaries, any other party thereto or give to any other party thereto the right to terminate or modify any Buyer Intellectual Property Agreement.  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or shall result in a material change to the terms of any Buyer Intellectual Property Agreement or have a Material Adverse Effect on Buyer or any of its Subsidiaries.  Buyer has not received notice that any party to any Buyer Intellectual Property Agreement intends to cancel, terminate or refuse to renew (if renewable) such Intellectual Property Agreement or to exercise or decline to exercise any option or right thereunder.  Buyer has delivered to Company correct and complete copies of all of the Buyer Intellectual Property Agreements.

(e)

The trademarks, service marks and domain names listed in Section 4.14(a) of the Buyer Disclosure Schedule and the products currently sold, leased or consigned by Buyer or any of its Subsidiaries to third Persons, any services currently sold or rendered by Buyer or any of its Subsidiaries and/or any technologies or processes and business methods currently used by Buyer or any of its Subsidiaries, to the knowledge of the Buyer and its Subsidiaries, do not infringe upon, misappropriate or violate any Intellectual Property Rights owned or held by any third Person.  To the actual knowledge of Buyer and its Subsidiaries, without conducting any inquiry, no third parties have infringed or violated any Buyer Intellectual Property, where such infringement would reasonably be expected to have a Material Adverse Effect on Buyer.

(f)

To the actual knowledge of Buyer and its Subsidiaries, without conducting any inquiry, there is neither pending nor  threatened, any claim, litigation or proceeding against Buyer or any of its Subsidiaries in any way contesting the rights of Buyer or any of its Subsidiaries to use any Buyer Intellectual Property used to conduct their respective businesses as presently conducted related to the ownership, enforceability, validity or use of any such Buyer Intellectual Property, and to the knowledge of Buyer, there is no reasonable basis for any such claim, litigation or proceeding with respect to Buyer Intellectual Property owned by Buyer .  In addition to the foregoing general representation, Buyer specifically represents that to its actual knowledge, without conducting any inquiry other than obtaining the oath of the applicant under 35 USC 115, the inventor(s) named in each of the patents and pending patent applications, both U.S. and foreign, owned by Buyer or any of its Subsidiaries and listed in Section 4.14(a) of the Buyer Disclosure Schedule are correctly named as of the date of this Agreement, and, to Buyer's actual knowledge, without conducting any inquiry other than obtaining the oath of the applicant under 35 USC 115, the inventions claimed in each such patent or patent application were first invented by the named inventors therein.

(g)

Neither Buyer nor any of its Subsidiaries has received any written or express oral notices of any claims, disputes, litigation or other proceedings, any written or express oral offers or demands to license patents of third Persons, and have no knowledge of any facts which indicate a reasonable likelihood that Buyer or any of its Subsidiaries or the Buyer Intellectual Property have infringed, misappropriated or violated the Intellectual Property or other rights of any other Person.

(h)

Each of Buyer and its Subsidiaries has taken commercially reasonable steps to maintain and protect the Buyer Intellectual Property, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Buyer or where Buyer or any of its Subsidiaries has elected to abandon or not pursue the protection of the Buyer Intellectual Property in the exercise of reasonable business judgment.  Each of Buyer and its Subsidiaries have entered into appropriate nondisclosure agreements, which provide that all material confidential information, trade secrets and know how of Buyer and any of its Subsidiaries will be reasonably protected and preserved, with all employees and third persons having access to any such material confidential information, trade secrets or know how of Buyer and any of its Subsidiaries.

 4.15

Brokers and Finders.  Except for CIBC World Markets Corp. and BIO-IB, LLC, neither Buyer, nor any of its officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of Buyer, for any investment banking fees, brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement.

 4.16

Products.

(a)

Buyer has delivered to Company: (i) a true, complete and correct summary of the most frequently used standard terms and conditions of sale of all Buyer Products presently manufactured, sold or delivered by, or service currently rendered by or on behalf of any of Buyer or its Subsidiaries, containing applicable guaranty, warranty and indemnity provisions, and (ii) a catalog and promotional materials containing a true, complete and correct list of all such material Buyer Products.  No Buyer Product is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.  All rebates, discounts, promotional allowances or similar payments or arrangements to any customer with respect to Buyer Products are reflected in the Buyer SEC Documents or Buyer Financial Statements.

(b)

All of the Buyer Products materially conform to their applicable specifications and there is neither pending, nor to the knowledge of Buyer or its Subsidiaries, threatened, any claim, litigation or proceeding against any of Buyer or its Subsidiaries in any way asserting any rights under guaranty, warranty and indemnity provisions applicable to Buyer Products that could reasonably be expected to have a Material Adverse Affect on Buyer.

(c)

Buyer is in compliance in all material respects with, and current in the performance of, any obligation arising under any consent decree, consent agreement, warning letter, Form 483 issued by or entered into with the FDA or other notice, response or commitment made to the FDA or any comparable state or Government Authority, all of which, in addition to any warning letters, have been disclosed to Company.  There are no proceedings or, to Buyer's knowledge, investigations pending with respect to a violation by Buyer of the Federal Food, Drug, and Cosmetic Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other Governmental Authority that could reasonably be expected to result in criminal or civil liability.

(d)

No Buyer Product manufactured, distributed or sold by Buyer or any of its Subsidiaries on or after January 1, 2000 is or has been the subject of a claim by any employee, consumer, Governmental Authority or other Person that such Buyer Product was or is unsafe or otherwise has created or creates a health risk for Persons using or handling such Buyer Product.

(e)

To the extent required by laws of the United States or any foreign country where any Buyer Product or components of any such Buyer Product is marketed or has been marketed by Buyer or any of its Subsidiaries at any time on or after January 1, 2000: (i) to the knowledge of Buyer, required tests and examinations have been conducted and have demonstrated that such Buyer Products are safe and efficacious for humans; (ii) all necessary clearances, permits, licenses and similar authorizations have been obtained and are currently in full force and effect; and (iii) Buyer and its Subsidiaries have, and have had, for each claim made with respect to a Buyer Product, a reasonable basis for each such claim.

 4.17

Reimbursement.  Section 4.17 of the Buyer Disclosure Schedule lists each Governmental Authority, private health care insurer and other Person or entity (each a "Third Party Payer") that, at September 30, 2004, provided reimbursement for the cost of utilizing the XTRAC System and, in each case, the procedures covered and the rate of reimbursement.  To Buyer's knowledge, no Third Party Payer is or plans on, directly or indirectly, terminating, suspending, reducing or limiting in any material respect its current reimbursement policies, practices or procedures with respect to the XTRAC System.  Except as set forth in the Buyer

SEC Documents, Buyer is not aware of any pending, threatened or proposed actions, proceedings, statutory or regulatory requirements or changes, or other events that could reasonably be expected to materially adversely affect the availability, amount or other terms of third-party reimbursement relating to the XTRAC System.

 4.18

Opinion of Financial Advisor.  The Board of Directors of Buyer has received the opinion of CIBC World Markets Corp., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Buyer.

 4.19

Board Approval.  The Board of Directors of Buyer, at a meeting duly called and held, has, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Buyer, (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) determined to recommend that this Agreement and the transactions contemplated hereby be approved and adopted by the holders of Buyer Common Stock.  The affirmative vote of the holders of a majority of the total votes cast at the Buyer Stockholders Meeting is the only vote of the holders of any class or series of Buyer's capital stock and other equity securities in Buyer necessary to approve and adopt the Share Issuance (as defined in Section 5.1(c), and the affirmative vote of a majority of the shares outstanding on the record date for the Buyer Stockholder Meeting is the only vote of the holders of any class or series of Buyer's capital stock and other equity securities in Buyer necessary to approve the Certificate Amendment (as defined in Section 5.1(c)), if required.  Buyer agrees that the Share Issuance will be submitted to Buyer's stockholders as a separate voting item pursuant to Section 5.1(c) and that the Share Issuance will not in any way be contingent on Buyer's obtaining stockholder approval of the Certificate Amendment, if required.

 4.20

Reorganization Under the Code.  As of the date of this Agreement, neither Buyer nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

ARTICLE V

ADDITIONAL AGREEMENTS

 5.1

Joint Proxy Statement/Prospectus.

(a)

As promptly as reasonably practicable following the date hereof, Buyer and Company shall cooperate in preparing, and each shall file with the Commission, mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and Buyer shall prepare and file with the Commission the Form S-4.  The Joint Proxy Statement/Prospectus will be included as a prospectus in, and will constitute a part of, the Form S-4 as Buyer's prospectus. Each of Buyer and Company shall use its commercially reasonable efforts to have the Joint Proxy Statement/Prospectus cleared by the Commission and the Form S-4 declared effective by the Commission as soon after such filing as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby.  Each of Buyer and Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the

Commission.  The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the Commission and will provide each other with a copy of all such filings made with the Commission.  Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Buyer and Company, which approval shall not be unreasonably withheld or delayed; provided, however, that, with respect to documents filed by a party hereto that are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. Buyer will use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Buyer stockholders (if the Buyer Stockholder Approval is necessary or reasonably deemed desirable) and Company will use commercially reasonable efforts to cause the Joint Proxy Statement/ Prospectus to be mailed to Company stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act.  If, at any time prior to the Effective Time, any information relating to Buyer or Company, or any of their respective Affiliates, officers or directors, is discovered by Buyer or Company and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and, to the extent required by law, disseminated to the stockholders of Buyer and Company.

(b)

Subject to the fiduciary duties of the Company's Board of Directors under applicable law, Company shall duly take all lawful action to call, give notice of, convene and hold the Company Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Buyer and Company for the purpose of obtaining the Company Stockholder Approval and, subject to Section 5.2, shall take all lawful action, consistent with its fiduciary duties, to solicit the Company Stockholder Approval. The Board of Directors of Company shall recommend the adoption of the plan of Merger contained in this Agreement by the stockholders of Company (the "Company Recommendation"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Buyer such recommendation, or (ii) take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in Company Recommendation"); provided, however, that the Board of Directors of Company may make a Change in Company Recommendation pursuant to Section 5.2 hereof and to effect any action permitted by Section 8.1 hereof.

(c)

If such Buyer Stockholder Approval is required under the DGCL or Nasdaq rules to consummate the Merger, Buyer shall duly take all lawful action to call, give notice of, convene and hold the Buyer Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Buyer and Company for the purpose of obtaining the

Buyer Stockholder Approval and, shall take all lawful action, consistent with its fiduciary duties, to solicit the Buyer Stockholder Approval, including, without limitation, engaging a qualified proxy solicitor to assist Company in the solicitation of proxies in favor of the Buyer Stockholder Approval.  If such Buyer Stockholder Approval is required under the DGCL or Nasdaq rules to consummate the Merger, the Board of Directors of Buyer shall recommend that the stockholders of Buyer amend the Certificate of Incorporation to increase the authorized Buyer Common Stock (the "Certificate Amendment") and to permit the issuance of Buyer Common Stock (the "Share Issuance") in the Merger (the "Buyer Recommendation"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Company such recommendation or (ii) take any action or make any statement in connection with the Buyer Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Buyer Recommendation"); provided, however, that the Board of Directors of Buyer may make a Change in the Buyer Recommendation to effect any action permitted by Section 8.1 hereof.  Notwithstanding any other provision of this Agreement to the contrary, Buyer agrees that it shall submit the Share Issuance to Buyer's stockholders as a separate voting matter in the Joint Proxy Statement/Prospectus and that the Share Issuance will not in any way be contingent, directly or indirectly, on Buyer's obtaining Buyer stockholders approval of the Certificate Amendment, if required.

 5.2

No Solicitation.

(a)

Company agrees it shall not, and it shall use its best efforts to cause its Subsidiaries and its and their respective Affiliates and officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors or agents or other representatives (collectively, "Representatives") not to, directly or indirectly: (i) solicit, initiate or induce or knowingly or intentionally facilitate or encourage any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal or any proposal that would reasonably be expected to lead to any Acquisition Proposal, (ii) furnish to any Person any information with respect to any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 5.2(c)(i)), (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, except to notify such Person as to the existence of these provisions, or to the extent specifically permitted pursuant to Section 5.2(c)(ii), (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 5.2(e)), or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby (except for confidentiality agreements specifically permitted pursuant to Section 5.2(c)(i)).  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representatives of Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of Company or any of its Subsidiaries or otherwise, shall be a breach of this Section 5.2(a) by Company.  Company shall and shall cause each of its Subsidiaries and its and their respective Affiliates and Representatives to immediately terminate all discussions or negotiations, if any, with any third party with respect to, or any that would reasonably be expected to lead to, an Acquisition Proposal (except to the extent specifically permitted in this Section 5.2).  Company shall promptly (but in no event later than forty-eight hours following the execution of this Agreement) demand that each Person which has heretofore executed a confidentiality agreement with Company or any of its Affiliates or Subsidiaries or any of its or their Representatives with respect to such Person's consideration of a possible Acquisition Proposal (other than agreements that have expired by their terms) to immediately return or destroy (which destruction shall be certified in writing by such Person to Company) all confidential information heretofore furnished by the Company, any of its Subsidiaries or any of its or their Affiliates or Representatives to such Person, its Subsidiaries or any of its or their Affiliates or Representatives.  Section 5.2(a) of the Company Disclosure Letter sets forth a complete list of any confidentiality agreement with the Company or any of its Subsidiaries or any of its or their Representatives with respect to such Person's consideration of a possible Acquisition Proposal (other than agreements that have expired by their terms).

(b)

(i)

As promptly as practicable, and in any event within twenty-four hours, after Company receives or has knowledge of any Acquisition Proposal or any request for information or inquiry which could reasonably be expected to lead to an Acquisition Proposal, Company shall provide Buyer with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry, a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry and a written summary of any such Acquisition Proposal, request or inquiry, if it is not in writing.  After receipt of the Acquisition Proposal, request or inquiry, Company shall continue to promptly keep Buyer informed in all material respects of the status and details (including notice of all material amendments or proposed material amendments and a summary of all oral proposals, requests or inquiries) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Buyer a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

(ii)

Company shall provide Buyer with five (5) Business Days prior notice (or such lesser prior notice as is provided to the members of the Board of Directors of Company) of any meeting of the Board of Directors of Company at which such Board of Directors is reasonably expected to discuss any Acquisition Proposal or Change of Recommendation described in Section 5.2(e)(B); provided, however, that such providing such notice shall not entitle Buyer or any of its Representatives to attend or make any report or presentation to such meeting.

(c)

If Company receives an Acquisition Proposal which: (i) constitutes a Superior Proposal, or (ii) which the Board of Directors of Company in good faith concludes proposes consideration that is more favorable to Company's stockholders than the transactions contemplated by this Agreement and which could reasonably be expected to result in a Superior Proposal in all other respects, (and continues to constitute a Superior Proposal after taking into account any modifications to this Agreement proposed by Buyer and Merger Sub during any five Business Day period referenced below), Company shall promptly provide to Buyer written notice that shall state expressly (A) that it has received a Superior Proposal or an Acquisition Proposal which could reasonably be expected to result in a Superior Proposal, and (B) the identity of the party making such Superior Proposal or such Acquisition Proposal and the material terms and conditions of the Superior Proposal or such Acquisition Proposal (the

"Superior Proposal Notice") and may, so long as the Superior Proposal or such Acquisition Proposal was not solicited after the date hereof, was made after the date hereof and did not otherwise result from a breach of this Section 5.2, take the following actions (but only if and to the extent that Board of Directors of Company concludes in good faith, following the receipt of advice of its outside legal counsel, that the failure to do so would constitute a breach of its fiduciary duties to its stockholders under applicable Washington law):

(i)

furnish nonpublic information to the Person making the Acquisition Proposal, provided that (A) prior to furnishing any such nonpublic information to such Person, (1) Company gives Buyer written notice of its intention to furnish nonpublic information, and (2) Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person on its behalf and customary standstill provisions, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (as such term is defined in Section 5.4), and (B) contemporaneously with furnishing any such nonpublic information to such Person, Company furnishes to Buyer all such nonpublic information not previously provided to Buyer and a detailed list of all such non-public information previously provided to Buyer; and

(ii)

engage in discussions and negotiations with such Person with respect to the Acquisition Proposal.

(d)

For a period of not less than ten (10) Business Days after Buyer's receipt of each Superior Proposal Notice, Company shall, if requested by Buyer, negotiate in good faith with Buyer to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a "Former Superior Proposal").  The terms and conditions of this Section 5.2 shall again apply to any inquiry or proposal made by any Person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as their proposal is a Former Superior Proposal).

(e)

Neither the Board of Directors of Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Buyer), or publicly propose to withdraw (or modify in a manner adverse to Buyer), the Company Recommendation, or (ii) recommend, adopt or approve or propose publicly to recommend, adopt or approve, any Acquisition Proposal. Notwithstanding the foregoing or any other provision of this Agreement, in response to the receipt of a Superior Proposal that has not been withdrawn and continues to constitute a Superior Proposal after Company's compliance with Section 5.2(b), Section 5.2(c) and Section 5.2(d), the Board of Directors of Company may withhold or withdraw the Company Recommendation and may recommend the Superior Proposal (any of the actions under the foregoing, whether by the Board of Directors of Company or a committee thereof, a "Change of Recommendation"), if both of the following conditions are met:

(i)

the Company Stockholders Meeting has not occurred; and

(ii)

the Board of Directors of Company has concluded in good faith, following the receipt of advice of its outside legal counsel, that, in light of the Superior Proposal, the failure of the Board of Directors of Company to effect a Change of Recommendation would result in a breach of its fiduciary duties under applicable Washington law.

(f)

Notwithstanding anything to the contrary contained in this Agreement, (i) the obligation of Company to call, give notice of, convene and hold the Company Stockholders Meeting and to hold a vote of Company's stockholders on this Agreement and the merger at the Company Stockholders Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Recommendation, and (ii) in any case in which Company withholds or withdraws the Company Recommendation pursuant to Section 5.2(e), recognizing that special circumstances, as provided in Section 23B.11.030 of the WBCA, exist in light of the provisions of this Section 5.2 (and/or the Stockholders Agreement), Company shall submit this Agreement and the Merger to a vote of its stockholders with no recommendation as permitted by Section 23B.11.030 of the WBCA.  Unless and until this Agreement has been terminated pursuant to Article VIII hereof, Company shall not submit to the vote of its stockholders any Acquisition Proposal (whether or not a Superior Proposal) or propose to do so.

(g)

Nothing contained in this Agreement shall prohibit (i) the Board of Directors of Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) accurate disclosure of factual information regarding the business, financial condition or results of operations of Company or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal, in each case, to the extent such information, facts, identity or terms are required to be disclosed under applicable law; provided, however, that in no event shall Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.2(e).

(h)

Notwithstanding anything to the contrary contained in this Agreement, the prohibitions contained in Sections 7.1(b)(ix) and 7.1(b)(xi) shall not be applicable with respect to a Person who has submitted a Superior Proposal to Company.

 5.3

Access to Information.  Upon reasonable notice, each of Buyer and Company shall afford to each of the other and its respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to: (a) each of Buyer and Company and its respective Subsidiaries' properties, books, Contracts, commitments and records; and (b) all other information concerning the business, properties and personnel of each of Buyer and Company and its respective Subsidiaries, as each of Buyer and Company may reasonably request.  Buyer and Company agree to provide to each other and their respective accountants, counsel and other representatives copies of internal financial statements promptly upon request.  Until the Closing, on or before the 25th day of each month, commencing on December 25, 2004, Company shall deliver to Buyer separate unaudited, consolidated and internally prepared financial statements of Company and its Subsidiaries as at and for the monthly period ending the last day of the preceding month (the "Subsequent Monthly Company Financial Statements"), which shall include a balance sheet and a statement of income.  The Subsequent Monthly Company Financial Statements shall be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject to the absence of notes and normal quarterly and year-end adjustments that have not been and are not anticipated to be material in amount.  Until the Closing, on or before the 25th day of each month, commencing on December 25, 2004, Buyer shall deliver to Buyer separate unaudited, consolidated and internally prepared financial statements of Buyer and its Subsidiaries as at and for the monthly period ending the last day of the preceding month (the "Subsequent Monthly Buyer Financial Statements"), which shall include a balance sheet and a statement of income.  The Subsequent Monthly Buyer Financial Statements shall be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject to the absence of notes and normal quarterly and year-end adjustments that have not been and are not anticipated to be material in amount.

 5.4

Confidentiality.  The parties acknowledge that each of Buyer and Company have previously executed a Mutual Confidential Disclosure Agreement dated May 10, 2004 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.  The parties agree that they shall comply with and cause their Representatives to comply with all of the their respective obligations under the Confidentiality Agreement with respect to the information to be disclosed pursuant to Section 5.3 above.

 5.5

Public Disclosure.  Unless otherwise permitted by this Agreement, Buyer and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange, Nasdaq or the National Association of Securities Dealers, Inc. (the "NASD"), in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult, in good faith, with the other party before issuing such press release or making such public statement or disclosure.

 5.6

Consents; Cooperation.

(a)

Each of Buyer, Merger Sub and Company shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.  The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other Regulatory Law or federal or state fair trade law.

(b)

Each of Buyer and Company shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act and all other applicable Regulatory Laws.  In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Buyer and Company shall cooperate and use its commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Buyer and Company decide that litigation is not in their respective best interests.  Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Buyer nor Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Termination Date.  Each of Buyer and Company shall use its commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other applicable Regulatory Laws with respect to such transactions as promptly as possible after the execution of this Agreement.  Buyer and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation, and substantially complying with any second request for information pursuant to the Regulatory Laws.

(c)

Notwithstanding anything to the contrary in Section 5.6(a) or (b), (i) neither Buyer nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Buyer or of Buyer combined with the Company after the Effective Time, and (ii) neither Company nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Company or of Company combined with the Buyer after the Effective Time.

 5.7

Legal Requirements.  Each of Buyer and Company will, and will cause their respective Subsidiaries to, take all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement.

 5.8

Blue Sky Laws.  Buyer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Common Stock in connection with the Merger.  Company shall use its commercially reasonable efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock in connection with the Merger.

 5.9

Employee Benefit Plans.

(a)

With respect to all employee benefit plans, programs, contracts and other arrangements that are sponsored, maintained or contributed to by Buyer or its Subsidiaries in which former Company employees become eligible to participate after the Closing Date (each a "Buyer Employee Plan"), Buyer shall provide, and shall cause its Subsidiaries to provide, each such former Company employee with eligibility and vesting credit (not benefit accrual credit) equal to the amount of service credited in respect of such former Company employee’s participation in an analogous Company Employee Plan by Company and its Subsidiaries to such former Company employee prior to the Closing Date.  Notwithstanding anything to the contrary herein, such eligible former Company employees shall only be eligible to participate in such Buyer Employee Plans in which all employees of Buyer and its Subsidiaries are generally eligible to participate.  With respect to each such Buyer Employee Plan, Buyer shall (i) waive, and shall cause Buyer and its Subsidiaries to waive, all limitations as to preexisting conditions, exclusions and waiting periods applicable to each former Company employee (and his or her covered spouse and dependents) if and to the extent such former Company employee is not subject to, or satisfies, such limitations, exclusions and waiting periods under the analogous Company employee benefit plan, program, contract or arrangement, and (ii) provide, and shall cause its Subsidiaries to provide, such former Company employee (and his or her covered spouse and dependants) with credit for any co-payments and deductibles paid by such former Company employee in his or her current coverage period and prior to the Closing Date in satisfying such Buyer Employee Plan's deductible or out-of-pocket requirements applicable to its current coverage period.

(b)

At the request of Buyer reasonably in advance of the Closing Date, Company shall terminate any and all tax qualified plans of Company and its Subsidiaries (the "Company Retirement Plans"), effective not later than the day immediately preceding the Closing Date.  In the event that Buyer requests that such Company Retirement Plans be terminated, Company shall provide Buyer with evidence that such Company Retirement Plans have been terminated pursuant to resolution of Company's Board of Directors (the form and substance of which shall be subject to review and approval by Buyer) not later than the day immediately preceding the Closing Date.  Unless Buyer consents otherwise in writing, prior to the Effective Time, Company shall take all action as is necessary to amend the Company Retirement Plans such that, from and after the Effective Time, no further accruals will occur with respect to such Company Retirement Plans.

(c)

Buyer reserves the right to direct Company to terminate any or all other Company Employee Plans (other than the Company Stock Option Plans required to be assumed by Buyer at the Effective Date pursuant to Section 1.7(e)) any time prior to the Closing Date, and the Company, any of its Subsidiaries and any ERISA Affiliates agree, as applicable, to each terminate any such Company Employee Plans designated by Buyer for termination reasonably in advance of the Closing Date, effective as of the day immediately preceding the Closing Date.  Buyer shall receive from Company evidence that any such Company Employee Plans (which Buyer has requested to terminate) have been terminated pursuant to resolutions of each such Person's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Buyer), effective as of the day immediately preceding the Closing Date.

 5.10

Listing of Additional Shares.  Prior to the Effective Time, Buyer shall file with The Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock referred to be issued or issuable pursuant to Section 1.7(a) or issuable pursuant to Section 1.7(e).

 5.11

Termination of Trading of Company Common Stock.  Prior to the Effective Time, Company shall take all actions necessary to cause the termination of all trading of the Company Common Stock, as of the Effective Time, on the NASD's Over-the Counter Bulletin Board and any other securities market in which the Company Common Stock shall then trade.

 5.12

Employment Agreements.  At the Effective Time, Buyer and each of John F. Clifford and Robin L. Carmichael shall enter into the employment agreements, in the forms of Exhibits 5.12(a) and 5.12(b) hereto, respectively (the "Employment Agreements").

 5.13

Affiliates and Stockholders Agreements.

(a)

Simultaneously with the execution of this Agreement, Buyer and each of the Persons listed on Section 5.13(a) of the Company Disclosure Schedule shall enter into a Stockholders Agreement, in the form of Exhibit 5.13(a) hereto (the "Stockholders Agreements").

(b)

Notwithstanding the provisions of Section 5.13(a), Company will use commercially reasonable efforts to obtain an executed Affiliate Agreement substantially in the form of Exhibit 5.13(b) hereto (the "Affiliate Agreement") from any Person, other than the Persons listed on Section 5.13(b) of the Company Disclosure Schedule, within 30 days following the execution and delivery of this Agreement, who, to the knowledge of Company, may be deemed to have become an "affiliate" of Company, within the meaning of Rule 145 promulgated under the Securities Act, after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.  The foregoing notwithstanding, Buyer shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Buyer Common Stock to be received by: (i) any Affiliate of Company; or (ii) any Person Buyer reasonably identifies (by written notice to Company) as being a Person who may be deemed an affiliate and to issue appropriate stop transfer instructions to the transfer agent for such Buyer Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such Person has executed an Affiliate Agreement.

 5.14

Indemnification.

(a)

From and after the Effective Time, the Buyer will and will cause the Surviving Corporation to, (i) fulfill and honor in all respects the obligations of the Company to indemnify and hold harmless the Company's and its Subsidiaries' present and former directors, officers and employees and their heirs, executors and assigns (each an "Indemnified Party," and collectively, the "Indemnified Personnel"), to the same extent that such individuals are entitled to indemnification as of the date of this Agreement by the Company pursuant to applicable law or the Company's articles of incorporation, bylaws and indemnification or other agreements of Company, if any, in existence on the date hereof with, or for the benefit of, any such Indemnified Party arising out of or pertaining to matters existing or occurring at or prior to the Effective Time and for acts or omissions existing or occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether or not asserted or claimed prior thereto, and (ii) include and caused to be maintained in effect in the Surviving Corporation's (or any successor's) articles of incorporation and bylaws for a period of six years after the Effective Time, subject to any limitation imposed from time to time under applicable law, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees, and advancement of expenses, that are at least as favorable to the Indemnified Personnel as those set forth in the current articles of incorporation and bylaws of the Company in effect on the date hereof.

(b)

In the event that any claim, action, suit, proceeding or investigation involving any Indemnified Party is brought or initiated within six years after the Effective Time and arises out of or pertains to any actual or alleged action or omission in his or her capacity as an officer, director or employee of Company or any of its Subsidiaries occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement, in each case for which such Indemnified Party is indemnified under this Section 5.14, except as otherwise required by applicable law or contract or policy terms, (i) the Indemnified Personnel, as a group, may retain only one law firm to represent such Indemnified Personnel, which counsel shall be counsel of Buyer, in addition to local counsel (provided that if the use of counsel of Buyer would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Personnel and of Buyer, the Indemnified Personnel shall be entitled instead to be represented, as a group, by one counsel, in addition to local counsel, selected by the Indemnified Personnel, and reasonably satisfactory to Buyer), (ii) after the Effective Time, Buyer and the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) Buyer and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that Buyer and the Surviving Corporation will not be liable for any settlement effected without their written consent (which consent will not be unreasonably withheld, delayed, or conditioned); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. Any Indemnified Personnel wishing to claim indemnification under this Section 5.14, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Buyer and the Surviving Corporation (provided that the failure to so notify Buyer or the Surviving Corporation shall not relieve such entity from any liability that it may have under this Section 5.14, except to the extent that such failure prejudices such entity), and shall deliver to Buyer and the Surviving Corporation the undertaking contemplated by Section 23B.08.530 of the WBCA.

(c)

Buyer will, or will cause the Surviving Corporation to, secure a "tail" on the Company's existing directors' and officers' insurance policies, which will provide Company and such directors and officers and such other Persons, if any, currently covered by such existing directors' and officers' insurance policies with coverage on terms and in amounts that are no less favorable than those of the Company's policies in effect on the date hereof for a period of at least six (6) years from the Effective Time, provided that the total cost of such "tail" shall not exceed $275,000 (the "Maximum Premium").  In the event that the Maximum Premium is insufficient for the above-referenced coverage, Buyer and the Surviving Corporation will spend up to, but not be obligated to spend more than, the Maximum Premium to purchase the most favorable coverage, in the reasonable judgment of Buyer and Surviving Corporation, that may be obtained for the Maximum Premium.  Notwithstanding anything to the contrary herein, Company shall use best efforts to seek competitive bids for such "tail" coverage and report all such bids to Buyer, and any such bids, including the final bid, shall be subject to the approval of Buyer prior to Closing.

(d)

Notwithstanding anything in the Agreement to the contrary, the provisions of this Section 5.14 are intended to be for the benefit of, and will be enforceable by, the Indemnified Personnel, their heirs and representatives, and may not be amended or repealed without the prior written consent of the affected Indemnified Personnel, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that such Indemnified Personnel may have by Contract or applicable law.

(e)

Notwithstanding anything in this Agreement to the contrary, in the event that Buyer or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Buyer or Surviving Corporation shall cause proper provisions to be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.14.

 5.15

Fees and Expenses.  Subject to Section 8.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except that if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company, Merger Sub or the Surviving Corporation in connection with the Merger between Merger Sub and Company.  The parties shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to property or transfer taxes.

 5.16

Section 16 Matters.  Prior to the Effective Time, (a) the Board of Directors of Company or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the disposition by any officer or director of the Company who is a covered person of Company (each, a "Covered Company Person") for purposes of Section 16 of the Exchange Act (together with the rules and regulations thereunder, "Section 16") of shares of Company Common Stock or Company Options pursuant to this Agreement and the Merger and to the extent such securities are listed in the Section 16 Information are intended to be an exempt transaction for purposes of Section 16 , and (b) provided and assuming that Company delivers to Buyer the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Buyer or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the acquisition by any such Company Covered Person who may become a covered person of Buyer for purposes of Section 16 of shares of Buyer Common Stock or options to purchase shares of Buyer Common Stock pursuant to this Agreement and the Merger and to the extent such securities are listed in the Section 16 Information are intended to be an exempt transaction for Section 16 purposes.  "Section 16 Information" shall mean information accurate in all material respects regarding the Company Covered Persons, the number of shares of Company Common Stock held by each such Company Covered Person and expected to be exchanged for Buyer Common Stock in the Merger, and the number and description of the Assumed Company Options held by each such Company Covered Person.

ARTICLE VI

CONDITIONS PRECEDENT TO THE MERGER

 6.1

Conditions to Each Party's Obligations to Effect the Merger.  The respective obligations of each party to this Agreement to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in whole or part, to the extent permitted by applicable law:

(a)

This Agreement shall have been adopted by the requisite vote of the stockholders of each of Buyer and Merger Sub, if required, and Company.

(b)

The Commission shall have declared the Form S-4 effective.  No stop order suspending the effectiveness of the Form S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened in writing by the Commission or any other Governmental Authority; and all requests for additional information on the part of the Commission or any other Governmental Authority shall have been complied with to the reasonable satisfaction of the parties hereto.

(c)

No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Government Authority seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which prevents or prohibits consummation of the Merger.  In the event an injunction, order or other restraint or prohibition shall have been issued or imposed, each party agrees to use its commercially reasonable efforts to have such injunction, order or other restraint or prohibition lifted.

(d)

Company, Buyer and Merger Sub and their respective Subsidiaries shall have timely obtained from each Governmental Authority: (i) all approvals, waivers and consents as may be required under the Securities Act, state blue sky laws, the Exchange Act and under the HSR Act, and (ii) all other approvals, waivers and consents, if any, necessary for the consummation of or in connection with the Merger and the transactions contemplated hereby, the failure of which to obtain which would reasonably be expected to have a Material Adverse Effect upon either of Buyer or Company following the Effective Time.

(e)

The shares of Buyer Common Stock to be issued in the Merger and such other shares of Buyer Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on The Nasdaq National Market.

 6.2

Additional Conditions to Obligations of Buyer.  The obligations of Buyer to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction, or waiver by Buyer, on or prior to the Effective Time of each of the following conditions:

(a)

Each of the representations and warranties of Company set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to "materiality" or "Material Adverse Effect," which representations and warranties as so qualified shall be true and correct in all such respects) which as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such date), and Buyer shall have received a certificate of a senior executive officer and a senior financial officer of Company to such effect, substantially in the form of Exhibit 6.2(a) hereto.

(b)

Company shall have performed or complied with all covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to materiality or Material Adverse Effect and shall have performed or complied with in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not so qualified, and Buyer shall have received a certificate of a senior executive officer and a senior financial officer of Company to such effect.

(c)

Buyer shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under any Material Company Contract or otherwise required to consummate the transactions contemplated by this Agreement, except where the failure to obtain such consent or approval would not reasonably be expected to have a Material Adverse Effect on Company.

(d)

No temporary restraining order, preliminary or permanent injunction or other legal or regulatory restraint provision limiting or restricting the conduct or operation of the business of Company and its Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by any Governmental Authority seeking the foregoing be pending.

(e)

Buyer shall have received a written opinion of Jenkens & Gilchrist LLP, counsel to Buyer, in a form reasonably satisfactory to both Buyer and Company, dated on or about the Closing, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn.  In rendering such opinion, counsel shall be entitled to make reasonable assumptions and require delivery of and rely upon, among other things, reasonable and customary representations set forth in certificates to be delivered by each of Buyer, Merger Sub and Company in form reasonably satisfactory to such counsel.

 6.3

Additional Conditions to Obligations of Company.  The obligations of Company to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction, or waiver by Company, on or prior to the Effective Time of each of the following conditions:

(a)

Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to "materiality" or "Material Adverse Effect," which representations and warranties as so qualified shall be true and correct in all such respects) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such date), and Company shall have received a certificate of a senior executive officer and a senior financial officer of Buyer to such effect, substantially in the form of Exhibit 6.3(a) hereto.

(b)

Buyer shall have performed or complied with all covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to materiality or Material Adverse Effect and shall have performed or complied with in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not so qualified, and Company shall have received a certificate of a senior executive officer and a senior financial officer of Buyer to such effect.

(c)

Company shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under any Material Buyer Contract or otherwise required to consummate the transactions contemplated by this Agreement, except where the failure to obtain such consent or approval would not would not reasonably be expected to have a Material Adverse Effect on Buyer or the Surviving Corporation.

(d)

No temporary restraining order, preliminary or permanent injunction or other legal or regulatory restraint provision limiting or restricting the conduct or operation of the business of Buyer and its Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by any Governmental Authority seeking the foregoing be pending.

(e)

Company shall have received a written opinion of Perkins Coie LLP, counsel to Company, in a form reasonably satisfactory to both Buyer and Company, dated on or about the Closing, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn.  In rendering such opinion, counsel shall be entitled to make reasonable assumptions and require delivery of and rely upon, among other things, reasonable and customary representations set forth in certificates to be delivered by each of Buyer, Merger Sub and Company in form reasonably satisfactory to such counsel.

ARTICLE VII

CONDUCT PRIOR TO THE EFFECTIVE TIME

 7.1

Covenants of Company.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees as to itself and its Subsidiaries (except to the extent expressly contemplated by this Agreement or required by a Governmental Authority or by applicable law or as consented to in writing by Buyer), as follows:

(a)

Conduct of Business of Company.

(i)

Company and its Subsidiaries shall carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted, and Company agrees to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use commercially reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organizations, to keep available the services of its and its Subsidiaries' present officers and key employees and to preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries, as is reasonably necessary to preserve the goodwill and ongoing businesses of Company and its Subsidiaries.  Company agrees to promptly notify Buyer of any event or occurrence, not in the ordinary course of its or its Subsidiaries' business, and of any event, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.

(ii)

Company shall use its commercially reasonable efforts not to, and shall use its commercially reasonable efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 7.1) that would reasonably be expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

(b)

Restrictions on Conduct of Business of Company.  Company shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of Buyer (it being agreed that any actions taken or omitted by Company in compliance with this Section 7.1(b) shall not be deemed to constitute a breach of any of the representations or warranties of Company in Article III):

(i)

Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than any such dividends or distributions from a Subsidiary to the Company), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries;

(ii)

Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options, warrants or other rights therefor outstanding as of the date of this Agreement;

(iii)

Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the Commission under the Exchange Act or applicable statutory accounting principles;

(iv)

sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any material property or assets of Company or any of its Subsidiaries, except (A) sales, pledges, dispositions, transfers, leases, licenses or Encumbrances pursuant to existing Contracts, (B) sales, pledges, dispositions, transfers, leases, licenses or Encumbrances of property or assets by Company or its Subsidiaries in the ordinary course of business consistent with past practice, but not to exceed an aggregate value for all such sales, pledges, dispositions, transfers, leases, licenses and Encumbrances of $100,000 and which will not materially impair the conduct of Company's business, and (C) as may be required pursuant to Section 5.6.

(v)

(A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly-owned Subsidiary of Company) for borrowed money, except for indebtedness for borrowed money under Company's existing credit facilities or replacement credit facilities in an aggregate amount not materially larger than Company's existing credit facilities, (B) terminate, cancel, or agree to any material and adverse change in, any Material Contract of Company other than in the ordinary course of business consistent with past practice, (C) make or authorize any capital expenditure materially in excess of $50,000, or (D) make or authorize any material loan to any person (other than a Subsidiary of the Company) outside the ordinary course of business

(vi)

except as may be required by contractual commitments or corporate policies with respect to bonus, compensation, severance or termination pay in existence on the date of this Agreement as disclosed in Section 3.19(a) of the Company Disclosure Schedule, (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees (except for increases in accordance with past practices and methodologies in salaries or wages of officers and/or employees of the Company or any of its Subsidiaries), (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Company or any of its Subsidiaries (other than with respect to newly appointed directors and newly hired employees in accordance with past practices of Company or any of its Subsidiaries, provided that any such agreements shall not provide for the payment of any severance or termination pay solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby), (C) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee, except to the extent required by applicable law, or (D) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Employee Plan or Company Option;

(vii)

acquire, or agree to acquire, from any Person any assets, operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any Person, except (i) in connection with capital expenditures permitted hereunder and except for acquisitions of inventory and other assets in the ordinary course of business or (ii) for acquisitions of businesses or assets  or combinations having or involving aggregate consideration not in excess of $100,000, which, in the case of clauses (i) and (ii), individually or in the aggregate, would not be reasonably expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

(viii)

adopt a shareholder rights agreement, or "poison pill";

(ix)

subject to Section 5.2(h), modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which Company is a party and which relates to a business combination involving Company;

(x)

write up, write down or write off the book value of any assets, individually or in the aggregate, for Company and its Subsidiaries taken as a whole, other than in the ordinary course of business or as required by GAAP or otherwise not in excess of $100,000;

(xi)

Section 5.2(h), take any action to render inapplicable, or to exempt any third party from, (i) the provisions of Chapter 23B.19 of the WBCA or (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares;

(xii)

amend or propose to so amend their respective certificates of incorporation, bylaws or other comparable organizational documents; and

(xiii)

take or agree in writing or otherwise to take any of the actions described in above, or any action that would reasonably be expected to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder, or permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

 7.2

Covenants of Buyer.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its Subsidiaries (except to the extent expressly contemplated by this Agreement or required by a Governmental Authority or by applicable law or as consented to in writing by Company), as follows:

(a)

Conduct of Business of Buyer.  Buyer and its Subsidiaries shall carry on their respective business in the ordinary course in substantially the same manner as heretofore conducted, and Buyer agrees to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organizations, use its commercially reasonable efforts consistent with past practice to keep available the services of its and its Subsidiaries'

present officers and key employees and use its commercially reasonable efforts consistent with past practice to preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries, as is reasonably necessary to preserve the goodwill and ongoing businesses of Buyer and its Subsidiaries.  Buyer agrees to promptly notify Company of any material event or occurrence not in the ordinary course of its or its Subsidiaries' business, and of any event, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Buyer.

(b)

Restrictions on Conduct of Business of Buyer.  Buyer shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of Company (it being agreed that any actions taken or omitted by Buyer in compliance with this Section 7.2(b) shall not be deemed to constitute a breach of any of the representations or warranties of Buyer in Article IV):

(i)

Issue any shares of Buyer Common Stock if, following such issuance, there would be an insufficient number of shares of Buyer Common Stock to pay the Merger Consideration and to be reserved for issuance in connection with exercise of the Assumed Company Options and other transactions contemplated hereby;

(ii)

Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the Commission under the Exchange Act or applicable statutory accounting principles; and

(iii)

take or agree in writing or otherwise to take any of the actions described in above, or any action that would reasonably be expected to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder, or permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

 7.3

Control of Operations.  Noting contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operation of Company or its Subsidiaries prior to the Effective Time.  Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

ARTICLE VIII

TERMINATION AND AMENDMENT

 8.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer or Company:

(a)

By mutual written consent of Buyer and Company;

(b)

By either Buyer or Company, if:

(i)

the Effective Time shall not have occurred on or before June 30, 2005 (the "Termination Date"), or such time as the Termination Date shall have been extended under the terms of this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 5.6) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

(ii)

any Governmental Authority: (A) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their commercially reasonable efforts to resist, resolve or lift, as applicable, in accordance with Section 5.6) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable, or (B) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and non-appealable (which order, decree, ruling or other action the parties shall have used their commercially reasonable efforts to obtain, in accordance with Section 5.6), in the case of each of (A) and (B) which is necessary to fulfill the conditions set forth in Section 6.1, as applicable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to comply with Section 5.6 has been the cause of such action or inaction;

(c)

By Buyer, if:

(i)

Company shall have: (A) failed to make, failed to reaffirm within five (5) Business Days upon written request of Buyer, withdrawn or adversely modified, or shall have resolved to withdraw or adversely modify, the Company Recommendation, whether or not permitted by the terms hereof, or (B) materially breached its obligations under this Agreement by reason of a failure to call the Company Stockholders Meeting in accordance with Section 5.2(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 5.2(b),

(ii)

the approvals of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment or postponement thereof at which the vote was taken,

(iii)

the holders of more than 2% of the outstanding shares of Company Common Stock have properly complied with the provisions of Chapter 23B.13 of the WBCA as to dissenters' rights and shall not have (i) under the circumstances permitted by and in accordance with the WBCA, affirmatively withdrawn such holders' demand for appraisal of such Dissenting Shares, (ii) failed to establish such holders' entitlement to dissenters' rights as provided in the WBCA, or (iii) taken or failed to take any action the consequence of which is that such holders are not entitled to payment for such holders' shares under the WBCA;

(iv)

the Board of Directors of Company shall have approved, recommended executed or entered into an Acquisition Proposal, or resolved to do so;

(v)

if a tender or exchange offer relating to securities of Company shall have been commenced by a third party and Company shall not have sent to its securityholders pursuant to Rule 14e-2 under the Exchange Act, within ten (10) Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer;

(vi)

Company shall have breached or failed to comply with the provisions of Section 5.2 of this Agreement, except for such breach which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the Closing or the performance of this Agreement; or

(vii)

Company shall have materially breached any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 6.1 or Section 6.2 are not capable of being satisfied on or before the Termination Date, and such breach or failure, as the case may be, has not been cured within 30 calendar days after written notice thereof from Buyer to Company.

(d)

By Company, if:

(i)

Buyer shall have: (A) failed to make, withdrawn or adversely modified, or shall have resolved to withdraw or adversely modify, the Buyer Recommendation, whether or not permitted by the terms hereof, (B) materially breached its obligations under this Agreement by reason of a failure to call the Buyer Stockholders Meeting in accordance with Section 5.2(a) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus, if required, in accordance with Section 5.2(a);

(ii)

Any required approval of the stockholders of Buyer contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment or postponement thereof at which the vote was taken;

(iii)

Buyer shall have materially breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement such that the conditions set forth in Section 6.1 or Section 6.3 are not capable of being satisfied on or before the Termination Date and such breach or failure, as the case may be, has not been cured within 30 calendar days after written notice thereof from Company to Buyer; or

(iv)

Prior to the Company Stockholder Meeting, Company enters into a definitive agreement to effect a Superior Proposal.

 8.2

Effect of Termination.

(a)

Subject to Sections 8.2(b) and (c), in the event of termination of this Agreement by either Buyer or Company as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the parties or their respective officers or directors except with respect to Section 5.4, Section 5.15, this Section 8.2 and Article IX, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, other than as expressly provided in Section 8.2 (c) below, neither Buyer nor Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

(b)

In the event that: (i) Buyer shall have terminated this Agreement pursuant to Sections 8.1(c)(i), (iv), (v) or (vi), (ii) Buyer shall have terminated this Agreement pursuant to Section 8.1(c)(vii) and Company shall have intentionally or willfully and materially breached any of its representations or warranties or intentionally or willfully failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or (iii) Company shall have terminated this Agreement pursuant to Section 8.1(d)(iv), Company shall promptly pay to Buyer, by wire transfer of immediately available funds, in no event later than five (5) Business Days after the date of such termination, the amount of $730,000 (the "Termination Amount").

(c)

If (i) an Acquisition Proposal has been publicly announced, publicly commenced or becomes publicly known, or if any Person shall have publicly announced an intention to make an Acquisition Proposal prior to the final adjournment of the Company's stockholders meeting to be called to consider and vote upon approval of this Agreement (the "Publicized Acquisition Proposal"), (ii) Buyer thereafter terminates this Agreement pursuant to Section 8.1(c)(ii), and (iii) at any time within twelve (12) months after such termination of this Agreement, Company enters into one or more agreements involving any transaction or series of transactions, other than the transactions contemplated by this Agreement, relating to any Acquisition Proposal (an "Acquisition Transaction"), or Company's Board recommends or resolves to recommend to Company's stockholders approval or acceptance of any Acquisition Proposal, or does not recommend to its stockholders that they reject and do not accept any Acquisition Proposal that is in the form of an actual or proposed tender or exchange offer within ten (10) Business Days of the making or announcement of such offer, then prior to the entry into such agreement or the making of such recommendation or resolutions or approval or acceptance or at the end of such ten (10) Business Day period, as is applicable: (a) with any Person related, directly or indirectly, to the Publicized Acquisition Proposal, (b) with any Person who is or, through a transaction or series of transactions, becomes the beneficial owner of 5% or more of the Company Common Stock during the period from the execution of this Agreement through the termination of this Agreement, or (c) with any Person who engages in any written or oral communication with Company, which would reasonably be anticipated to result in an Acquisition Proposal, at any time prior to the end of the three (3) month period following the termination of this Agreement, then Company shall pay to Buyer, in no event later than five (5) Business Days after the earlier of the execution of a definitive agreement for or the consummation of the Acquisition Transaction, the Termination Amount.

(d)

In the event that Buyer shall have terminated this Agreement pursuant to Section 8.1(c)(vii), subject to Section 8.2(b)(ii) hereof, Company shall pay to Buyer an amount equal to the sum of Buyer's Expenses, but in no event to exceed $500,000.  Payment of Buyer's Expenses hereunder shall be made not later than five (5) Business Days after delivery by Buyer of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Buyer entitled to receive payment.

(e)

In the event that Company shall have terminated this Agreement pursuant to pursuant to Sections 8.1(d)(i) or (iii), Buyer shall pay to Company an amount equal to the sum of Company's Expenses, but in no event to exceed $500,000.  Payment of Company's Expenses hereunder shall be made not later than five (5) Business Days after delivery by Company of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Company entitled to receive payment.

(f)

The parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement.  The parties agree that in the event that any party obligated to make any payment to the other party pursuant to this Section 8.2 shall make such payment promptly, in accordance with this Section 8.2, such payment shall be the exclusive remedy that the payee shall have or seek against the payor, and neither the payee nor the payor shall have any remedy against the other party for any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise.

 8.3

Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer and Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval.  This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

 8.4

Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

MISCELLANEOUS

 9.1

Definitions.  As used in this Agreement:

(a)

"Acquisition Proposal" means any offer or proposal, other than an offer or proposal by or transaction with Buyer or an Affiliate thereof, concerning any (i) merger, consolidation, business combination or similar transaction involving Company or any Subsidiary of the Company pursuant to which the stockholders of Company immediately prior to such transaction would own less than 80% of any class of equity securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) sale or other disposition directly or indirectly of assets of Company or its Subsidiaries representing 20% or more of the consolidated assets of Company and its Subsidiaries, (iii) issuance, sale or other disposition of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities), in each case by the Company representing 20% or more of the voting power of the Company, or (iv) transaction in which any Person shall acquire beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% of more of the outstanding voting capital stock of the Company.

(b)

"Affiliate" has the meaning ascribed to such term, as defined in Rule 405 promulgated by the Commission under the Securities Act.

(c)

"Assumed Company Option" means a Company Option with a per share exercise price equal to or less than $2.00 and granted to those Persons set forth on Section 3.2 of the Company Disclosure Schedule.

(d)

"beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(e)

"Board of Directors" means the Board of Directors of any specified Person and any committee thereof.

(f)

"Business Day" means any day on which banks are not required or authorized to close in Los Angeles, California.

(g)

"Buyer Intellectual Property" means all United States and foreign (i) inventions (whether patentable or unpatentable, whether or not reduced to practice, and/or whether developed alone or jointly with others), all improvements thereto, patents, patent applications, patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos, designs, slogans, product names, corporate names, together with all of the goodwill symbolized thereby and associated therewith, and registrations and applications for registration thereof and renewals thereof; (iii) copyrights (registered or unregistered), copyrightable works, rights of authorship, and registrations and applications for registration thereof and renewals thereof; (iv) integrated circuit designs, cell libraries, electronic masks, net lists, simulations, mask works, semiconductor chip rights, and registrations and applications for registration thereof and renewals thereof; (v) computer software (including without limitation source code, source code engines, source data files, and object code), software development tools (including without limitation assemblers, compilers, converters, utilities, compression tools), libraries, algorithms, routines, subroutines, commented and documented code, programmer's notes, system architecture, logic flow, data, computer applications and operating programs, databases and documentation thereof; (vi) trade secrets and other confidential information (including without limitation ideas, technologies, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, bill of material, designs, plans, proposals, technical data, pricing data, marketing data, financial records, customer and supplier lists, and other proprietary information); (vii) copies and tangible embodiments thereof (in whatever form or medium), and all modifications, enhancements and derivative works of any of the foregoing; and (viii) all rights to sue and collect remedies for any past, present and future infringement of any of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide, in each case, owned by Buyer and/or any of its Subsidiaries, or used in the business of Buyer or any of its Subsidiaries as presently conducted, as of the date of this Agreement or the Closing Date.

(h)

"cGMP" means current Good Manufacturing Practices promulgated by the United States Food and Drug Administration governing the manufacture, handling, storage and control of products in the United States.

(i)

"COBRA" the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder.

(j)

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(k)

"Company Intellectual Property" means all United States and foreign (i) inventions (whether patentable or unpatentable, whether or not reduced to practice, and/or whether developed alone or jointly with others), all improvements thereto, patents, patent applications, patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos, designs, slogans, product names, corporate names, together with all of the goodwill symbolized thereby and associated therewith, and registrations and applications for registration thereof and renewals thereof; (iii) copyrights (registered or unregistered), copyrightable works, rights of authorship, and registrations and applications for registration thereof and renewals thereof; (iv) integrated circuit designs, cell libraries, electronic masks, net lists, simulations, mask works, semiconductor chip rights, and registrations and applications for registration thereof and renewals thereof; (v) computer software (including without limitation source code, source code engines, source data files, and object code), software development tools (including without limitation assemblers, compilers, converters, utilities, compression tools), libraries, algorithms, routines, subroutines, commented and documented code, programmer's notes, system architecture, logic flow, data, computer applications and operating programs, databases and documentation thereof; (vi) trade secrets and other confidential information (including without limitation ideas, technologies, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, bill of material, designs, plans, proposals, technical data, pricing data, marketing data, financial records, customer and supplier lists, and other proprietary information); (vii) copies and tangible embodiments thereof (in whatever form or medium), and all modifications, enhancements and derivative works of any of the foregoing; and (viii) all rights to sue and collect remedies for any past, present and future infringement of any of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide, in each case, owned by Company and/or any of its Subsidiaries or used in the business of Company or any of its Subsidiaries, as presently conducted, as of the date of this Agreement or the Closing Date.

(l)

"Company Option" means any option to purchase Company Common Stock.

(m)

"Company Stock Option Plans" means the Company's: (i) 1989 Restated Stock Option Plan, (ii) 1991 Restated Stock Option Plan for Non-Employee Directors, (iii) 1996 Stock Option Plan, including the Stock Option Grant Program for Non-Employee Directors under the 1996 Stock Option Plan, and (iv) 2004 Stock Option Plan, each of which has been filed as an exhibit to the Company's SEC Documents.

(n)

"Encumbrance" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, equity, option, charge, limitation on voting rights, right to receive dividends, dissenters' or appraisal rights, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing), in all cases, excluding any Permitted Encumbrances.

(o)

"Environmental Loss" means any and all of the following relating to compliance with Hazardous Materials Law, whether the result of any action of any Governmental Authority or a third party liabilities; penalties; forfeitures; suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability; costs (including the costs of investigation, defense, settlement and attorneys' and other professional fees whether or not litigation is instituted); or, capital expenditures.

(p)

"Expenses" includes all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the each of the Form S-4 and Joint Proxy Statement/Prospectus, as applicable, and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

(q)

"Governmental Approval" means any consent, approval, authorization, waiver, release, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority.

(r)

"Governmental Authority" means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(s)

"Hazardous Materials Law" means any foreign, national, territorial, state, provincial or local statute, ordinance, order, rule or regulation of any type, relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

(t)

"Hazardous Substance" means any substance, material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any Governmental Authority due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is:  (i) defined as a "hazardous," "extremely hazardous" or "restricted hazardous" waste, material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (ii) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel; (iii) asbestos or asbestos containing; (iv) polychlorinated biphenyls; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317); (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (42 U.S.C. §6903); or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq. ("CERCLA") (42 U.S.C. §9601);

(u)

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(v)

"Intellectual Property" means all United States and foreign (i) inventions (whether patentable or unpatentable, whether or not reduced to practice, and/or whether developed alone or jointly with others), all improvements thereto, patents, patent applications, patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos, designs, slogans, product names, corporate names, together with all of the goodwill symbolized thereby and associated therewith, and registrations and applications for registration thereof and renewals thereof; (iii) copyrights (registered or unregistered), copyrightable works, rights of authorship, and registrations and applications for registration thereof and renewals thereof; (iv) integrated circuit designs, cell libraries, electronic masks, net lists, simulations, mask works, semiconductor chip rights, and registrations and applications for registration thereof and renewals thereof; (v) computer software (including without limitation source code, source code engines, source data files, and object code), software development tools (including without limitation assemblers, compilers, converters, utilities, compression tools), libraries, algorithms, routines, subroutines, commented and documented code, programmer's notes, system architecture, logic flow, data, computer applications and operating programs, databases and documentation thereof; (vi) trade secrets and other confidential information (including without limitation ideas, technologies, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, bill of material, designs, plans, proposals, technical data, pricing data, marketing data, financial records, customer and supplier lists, and other proprietary information), (vii) copies and tangible embodiments thereof (in whatever form or medium), and all modifications, enhancements and derivative works of any of the foregoing; and (viii) all rights to sue and collect remedies for any past, present and future infringement of any of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide.

(w)

"known" or "knowledge" means, with respect to any party, the knowledge of such party's or any of its Subsidiaries executive officers or any other officer having primary responsibility for such matter, after reasonable inquiry.

(x)

"Material Adverse Effect" means, with respect to any Person any event, change, circumstance or effect that is materially adverse to: (i) the business, properties, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect relating: (x) to the economy or financial markets in general, or (y) in general to the industries in which such Person operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on such Person, or (ii) the ability of such Person to consummate the transactions contemplated by this Agreement.

(y)

"Nasdaq" means the Nasdaq Stock Market, Inc.

(z)

"Nasdaq National Market" means the Nasdaq National Market System.

(aa)

"the other party" means, with respect to Buyer, Company, and means with respect to Company, Buyer and Merger Sub.

(bb)

"Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(cc)

"Permitted Encumbrance" means (i) liens for taxes, assessments or other governmental charges incurred in the ordinary course of business consistent with past practice which are not yet due and payable, and (ii) immaterial unfilled mechanics', workmen's, repairmen's, warehousemen's, carrier's or other like liens arising in the ordinary course of business consistent with past practice which are not yet due and payable.

(dd)

"Premises" means any property or facility, which any Person owns, operates, subleases, leases or occupies.

(ee)

"Regulatory Law" means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations, (ii) foreign investment or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

(ff)

"Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or incorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(gg)

"Superior Proposal" means an Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) which: (1) is on terms which the Board of Directors of the Company in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), would, if consummated, result in a transaction more favorable to the Company's stockholders than the transactions contemplated by this Agreement (including any revisions hereto), (2) shall not be subject to any financing contingency, (3) the Company's Board of Directors shall have in good faith determined (based on the advice of the Company's financial advisors) that the proposed acquiring party is capable of consummating the transaction contemplated by the Acquisition Proposal on the terms proposed, and (4) the Company's Board of Directors shall have in good faith determined (based on the advice of the Company's financial advisors) is reasonably likely to be completed and financed.

(hh)

"Tax" (and with correlative meaning, "Taxes") means any and all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation.

(ii)

"Transaction Documents" means this Agreement, the Stockholders Agreements, the Employment Agreements and the Affiliate Agreements and such other documents, instruments and certificates as may be entered into between the parties in connection with this Agreement and the transactions contemplated herein.

 9.2

Choice of Law and Forum.  This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction, except that the provisions of the WBCA shall govern the Merger.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.2 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose.

 9.3

Notices.  All notices that are required or may be given pursuant to this Agreement must be in writing and shall be deemed duly give or made as of the date delivered personally, sent by a recognized courier service, sent by a recognized overnight delivery service, sent by facsimile (but only if followed by transmittal by a recognized courier service, by a recognized overnight delivery service or delivered in hand for delivery on the next Business Day) or sent by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this Section 9.3):

If to Buyer, to:	PhotoMedex, Inc. 147 Keystone Drive Montgomeryville, Pensylvania 18936 Attention: Jeffrey F. O'Donnell Chief Executive Officer Telephone no. (215) 619-3600 Facsimile no. (215) 619-3209
With copies to (which shall not constitute notice):	Jenkens & Gilchrist, LLP 12100 Wilshire Boulevard 15th Floor Los Angeles, California 90025 Attention: Jeffrey P. Berg, Esq. Telephone no. (310) 820-8800 Facsimile no. (310) 820-8859

If to Company, to:	ProCyte Corporation 8511 154th Avenue, N.E. Redmond, Washington 98052 Attention: John F. Clifford Chief Executive Officer Telephone no. (425) 869-1239 Facsimile no. (425) 869-1229
With copies to (which shall not constitute notice):	Perkins & Coie LLP 1201 Third Street Suite 4800 Seattle, Washington 98101 Attention: Faith M. Wilson, Esq. Telephone no. (206) 359-8000 Facsimile no. (206) 359-9000

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

 9.4

Attorneys' Fees.  If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith, including on appeal therefrom.

 9.5

Confidentiality.  Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement has been consummated, they and their representatives will remain subject to the Confidentiality Agreement.

 9.6

Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

 9.7

Non-Survival of Representations and Warranties.  The representations and warranties of the respective parties shall terminate at the Effective Time.  This Section 9.7 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

 9.8

Counterparts; Facsimile Signatures.  This Agreement and each other Transaction Document may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each Person on this Agreement or other Transaction Document, which are delivered by facsimile, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement or other Transaction Document with original ink signatures of each such Person.

 9.9

Remedies Cumulative.  Except as otherwise expressly stated herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law in equity.

 9.10

Incorporation of Exhibits.  The Company Disclosure Schedule, the Buyer Disclosure Schedule and all annexes and attachments hereto and referred to in this Agreement are hereby incorporated herein by this reference and are made a part hereof as though set forth at length herein.  The parties acknowledge and agree that the Company Disclosure Schedule and the Buyer Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement, and (ii) are not intended to constitute and shall not be deemed to be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Buyer or Company, as the case may be, except to the extent required by this Agreement and applicable law.

 9.11

Headings; Context.  The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

 9.12

Benefit.  This Agreement shall be binding upon and, except as otherwise expressly stated herein, shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties.

 9.13

Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first above written.

("Buyer")

PHOTOMEDEX, INC.

 a Delaware corporation

By:

/s/ Jeffrey F. O’Donnell

Jeffrey F. O'Donnell

Chief Executive Officer

("Merger Sub")

GOLD ACQUISITION CORP.

 a Washington corporation

By:

/s/ Jeffrey F. O’Donnell

Jeffrey F. O'Donnell

Chief Executive Officer

("Company")

PROCYTE CORPORATION

 a Washington corporation

By:

/s/ John F. Clifford

John F. Clifford

Chief Executive Officer

Page

ARTICLE I

THE MERGER; CERTAIN RELATED MATTERS

1

1.1

The Merger

1

1.2

Closing

2

1.3

Effective Time.

2

1.4

Effect of the Merger

2

1.5

Charter and Bylaws.

2

1.6

Officers and Directors

2

1.7

Effect on Company Capital Stock

3

1.8

Company Appraisal Rights.

5

ARTICLE II

EXCHANGE OF CERTIFICATES

5

2.1

Exchange Fund

5

2.2

Exchange Procedures

6

2.3

Distributions with Respect to Unexchanged Shares

6

2.4

No Further Ownership Rights in Company Common Stock

7

2.5

No Fractional Shares of Buyer Common Stock

7

2.6

Termination of Exchange Fund

7

2.7

No Liability

7

2.8

Investment of the Exchange Fund

8

2.9

Lost Certificates

8

2.10

Withholding Rights

8

2.11

Further Assurances

8

2.12

Stock Transfer Books

8

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

9

3.1

Organization; Standing and Power

9

3.2

Capitalization.

9

3.3

Subsidiaries

10

3.4

Information Supplied

10

3.5

Authority; No Default; Binding Obligation

11

3.6

Consents

11

3.7

Reports and Financial Statements.

12

3.8

No Undisclosed Liabilities

13

3.9

Absence of Certain Changes

13

3.10

Tax Returns

14

3.11

Transactions with Affiliates

14

3.12

Contracts and Commitments.

14

3.13

Compliance with Contracts; Delivery of Certain Contracts

15

3.14

Insurance

16

3.15

Labor and Other Employment Matters.

16

3.16

Legal Proceedings

17

3.17

Compliance with Law

17

3.18

Environmental Compliance.

18

3.19

Employee Benefits.

20

3.20

Absence of Questionable Payments

23

3.21

Real Property Holding Corporation

24

3.22

Intellectual Property

24

3.23

Real Properties

27

Page

3.24

Title and Related Matters

27

3.25

Brokers and Finders

28

3.26

Products.

28

3.27

Export Control Laws

29

3.28

State Takeover Laws

30

3.29

Opinion of Financial Advisor

30

3.30

Board Approval

30

3.31

Reorganization Under the Code

30

3.32

Company Rights Agreement

30

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

31

4.1

Organization; Standing and Power

31

4.2

Capitalization.

31

4.3

Subsidiaries

32

4.4

Information Supplied

32

4.5

Authority; No Default; Binding Obligation

33

4.6

Consents

33

4.7

Reports and Financial Statements.

34

4.8

No Undisclosed Liabilities

35

4.9

Absence of Certain Changes

35

4.10

Legal Proceedings

36

4.11

Compliance with Law

36

4.12

Transactions with Affiliates

36

4.13

Absence of Questionable Payments

37

4.14

Intellectual Property

37

4.15

Brokers and Finders

39

4.16

Products.

39

4.17

Reimbursement

40

4.18

Opinion of Financial Advisor

40

4.19

Board Approval

41

4.20

Reorganization Under the Code

41

ARTICLE V

ADDITIONAL AGREEMENTS

41

5.1

Joint Proxy Statement/Prospectus.

41

5.2

No Solicitation.

43

5.3

Access to Information

46

5.4

Confidentiality

47

5.5

Public Disclosure

47

5.6

Consents; Cooperation.

47

5.7

Legal Requirements

48

5.8

Blue Sky Laws

48

5.9

Employee Benefit Plans.

48

5.10

Listing of Additional Shares

49

5.11

Termination of Trading of Company Common Stock

49

5.12

Employment Agreements

50

5.13

Affiliates and Stockholders Agreements.

50

5.14

Indemnification.

50

5.15

Fees and Expenses

52

5.16

Section 16 Matters

52

Page

ARTICLE VI

CONDITIONS PRECEDENT TO THE MERGER

53

6.1

Conditions to Each Party's Obligations to Effect the Merger

53

6.2

Additional Conditions to Obligations of Buyer

54

6.3

Additional Conditions to Obligations of Company

54

ARTICLE VII

CONDUCT PRIOR TO THE EFFECTIVE TIME

56

7.1

Covenants of Company

56

7.2

Covenants of Buyer

58

7.3

Control of Operations

59

ARTICLE VIII

TERMINATION AND AMENDMENT

59

8.1

Termination

59

8.2

Effect of Termination.

62

8.3

Amendment

63

8.4

Extension; Waiver

63

ARTICLE IX

MISCELLANEOUS

63

9.1

Definitions

63

9.2

Choice of Law and Forum

69

9.3

Notices

70

9.4

Attorneys' Fees

71

9.5

Confidentiality

71

9.6

Entire Agreement

71

9.7

Non-Survival of Representations and Warranties

71

9.8

Counterparts; Facsimile Signatures

71

9.9

Remedies Cumulative

71

9.10

Incorporation of Exhibits

71

9.11

Headings; Context

72

9.12

Benefit

72

9.13

Severability

72